                                                                  EXHIBIT 10.113





                               FINANCING AGREEMENT




                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS AGENT)

                                       AND

                          THE INSTITUTIONS FROM TIME TO
                          TIME PARTY HERETO AS LENDERS

                                  (AS LENDERS)

                                       AND


       AIRCRAFT INTERIOR DESIGN, INC., BRICE MANUFACTURING COMPANY, INC.,
                         TIMCO AVIATION SERVICES, INC.,
          TIMCO ENGINE CENTER, INC., TIMCO ENGINEERED SYSTEMS, INC. AND
                   TRIAD INTERNATIONAL MAINTENANCE CORPORATION

                                 (AS BORROWERS)


                              DATED: APRIL 5, 2004

                                TABLE OF CONTENTS


                                                                                        Page

SECTION 1.   DEFINITIONS....................................................................2

SECTION 2.   CONDITIONS PRECEDENT..........................................................26

SECTION 3.   REVOLVING LOANS...............................................................31

SECTION 4.   TERM LOAN.....................................................................36

SECTION 5.   LETTERS OF CREDIT.............................................................37

SECTION 6.   COLLATERAL ...................................................................40

SECTION 7.   REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................43

SECTION 8.   INTEREST, FEES AND EXPENSES...................................................56

SECTION 9.   POWERS........................................................................62

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES................................................62

SECTION 11.  TERMINATION...................................................................66

SECTION 12.  JOINT AND SEVERAL LIABILITY; CROSS-GUARANTY; RIGHT OF SUBROGATION;
             WAIVER OF SURETYSHIP DEFENSES; SUBORDINATION;.................................66

SECTION 13.  MISCELLANEOUS.................................................................68

SECTION 14   AGREEMENT BETWEEN THE LENDERS ................................................71

SECTION 15   AGENCY .......................................................................73



                                      (ii)

EXHIBIT

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Term Note
Exhibit C - Form of Borrowing Base Certificate
Exhibit D - Form of Assignment and Transfer Agreement
Exhibit E - Hilco Intercreditor Agreement

SCHEDULES

Schedule 1 - Specific Permitted Encumbrances
Schedule 2 - Specific Permitted Indebtedness; Guaranties
Schedule 3 - Consignment Agreements
Schedule 4 - General Intangibles
Schedule 5 - Chief Executive Offices, Locations of Collateral, Formation
             Locations, Qualification to Do Business Jurisdictions, Etc.
Schedule 6 - Real Estate; Leases
Schedule 7 - Litigation
Schedule 8 - Benefit Plans
Schedule 9 - Investments
Schedule 10 - Subordinated Debt



                                     (iii)

         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at Two Wachovia Center, 301 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202 (hereinafter "CIT", together with any other party hereafter becoming a Lender hereunder pursuant to Paragraph 14.9 of
Section 14 hereof being collectively called the "Lenders" and, individually, a "Lender"), and CIT as Agent for the Lenders (hereinafter the "Agent") are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans, the term loan and other financial accommodations to AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation ("AID"), BRICE MANUFACTURING COMPANY, INC., a California corporation ("Brice"), TIMCO AVIATION SERVICES, INC., a Delaware corporation ("Parent"), TIMCO ENGINE CENTER, INC., a Delaware corporation ("Engine"), TIMCO ENGINEERED SYSTEMS, INC., a Delaware corporation ("Engineered Systems"), and TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("TIMCO"; AID, Brice, Parent, Engine, Engineered Systems and TIMCO being collectively called the "Borrowers" and individually, a "Borrower"), the payment and performance of which loans and financial accommodations is guaranteed by AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation ("Distribution Services"), AVIATION SALES LEASING COMPANY, a Delaware corporation ("Leasing"), AVIATION SALES PROPERTY MANAGEMENT CORP., a Delaware corporation ("Property Management"), AVS/CAI, INC., a Florida corporation ("AVS/CAI"), AVS/M-1, INC., a Delaware corporation ("AVS/M-1"), AVS/M-2, INC., a Delaware corporation ("AVS/M-2"), AVS/M-3, INC., a Delaware corporation ("AVS/M-3"), AVSRE, L.P., a Delaware limited partnership ("AVSRE"), HYDROSCIENCE, INC., a Texas corporation ("Hydroscience"), TMAS/ASI, INC., an Arkansas corporation ("TMAS/ASI"), and WHITEHALL CORPORATION, a Delaware corporation ("Whitehall"; Distribution Services, Leasing, Property Management, AVS/CAI, AVS/M-1, AVS/M-2, AVS/M-3, AVSRE, Hydroscience, TMAS/ASI and Whitehall being collectively called the "Guarantors" and, individually, a "Guarantor"; and the Borrowers and the Guarantors being collectively called the "Companies" and, individually, a "Company").

                              BACKGROUND STATEMENT

         The Parent and each Borrower have requested that the Lenders make available a revolving credit facility, a term loan and other financial accommodations to the Borrowers, which shall be used by the Borrowers to (a) refinance and replace, in part, the Existing Credit Facility (as defined herein), and (b) finance their mutual and collective enterprise of providing aviation maintenance, repair and overhaul services. In order to utilize the financial powers of the Parent and each Borrower in the most efficient and economical manner, and in order to facilitate the financing of the Parent's and each Borrower's needs, the Lenders will, at the request of the Parent or a Borrower, make revolving loans and extend financial accommodations to all Borrowers on a combined basis in accordance with the provisions set forth in this Financing Agreement. The Parent's and the Borrowers' business is a mutual and collective enterprise, and the Parent and the Borrowers believe that the consolidation of all loans and other financial accommodations under this Financing Agreement will enhance the aggregate borrowing powers of the Parent and each Borrower and ease the administration of their loan relationship with the Agent on behalf of the Lenders, all to the mutual advantage of the Companies. The Agent's and the Lenders' willingness to extend credit to the Borrowers and to administer each Borrower's collateral security therefor on a combined basis as more fully set forth in this Financing Agreement is done solely as an accommodation to the Companies and at the Companies' request in furtherance of the Companies' mutual and collective enterprise.

         The Companies intend that the revolving credit facility, the term loan and all other Obligations (as defined herein) under this Financing Agreement constitute "Designated Senior Debt" as such term is defined in each of the Indentures (as defined herein).


                             STATEMENT OF AGREEMENT

SECTION 1. DEFINITIONS

ACCOUNTS shall mean all of each Company's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to Agent), including, without limitation, all accounts created by, or arising from, all of such Company's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of such Company's trade names or styles, or through any of such Company's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to such Company; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

ADMINISTRATIVE MANAGEMENT FEE shall mean the fee set forth in the Fee Agreement which shall be paid to Agent for its own account in accordance with Paragraph
8.3 of Section 8 of this Financing Agreement to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of Agent in connection with administration, record keeping, periodic examinations, analyzing and evaluating the Collateral.

AFFILIATE shall mean a person, firm, entity or corporation (other than a subsidiary of Parent): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a person, firm, entity or corporation; (ii) which beneficially owns or holds ten percent (10%) or more of any class of the capital stock of a person, firm, entity or corporation; or (iii) ten percent (10%) or more of the capital stock (or in the case of a person, firm or entity which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by a person, firm, entity or corporation or a subsidiary of a person, firm, entity or corporation.

ANNIVERSARY DATE shall mean December 31, 2007 and December 31 of each year thereafter.

APPLICABLE PERCENTAGE shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect:

                   Applicable Percentage for Prime Rate Loans

         Level                  Revolving Loans               Term Loan
         -----                  ---------------               ---------

         Level I                   0.00%                        1.00%
         Level II                  0.25%                        1.25%
         Level III                 0.50%                        1.50%
         Level IV                  0.75%                        1.75%

                      Applicable Percentage for LIBOR Loans

         Level                  Revolving Loans               Term Loan
         -----                  ---------------               ---------

         Level I                   2.50%                        3.50%
         Level II                  3.00%                        4.00%
         Level III                 3.50%                        4.50%
         Level IV                  4.00%                        5.00%

The Applicable Percentage shall, in each case, be determined after receipt by the Agent of the financial statements as of the end of each Fiscal Quarter of the Companies and for that portion of the Fiscal Year of the Companies then ended which are required to be delivered to the Agent in accordance with the provisions of Paragraph 7.8 of Section 7 of this Agreement, commencing with the second Fiscal Quarter of Fiscal Year ending December 31, 2004, and shall be adjusted based on the Level as of the end of such Fiscal Quarter effective on the first (1st) day of the month following the receipt by the Agent of such financial statements (each, an "Adjustment Date"). Such Applicable Percentage shall be effective from such Adjustment Date until the next such Adjustment Date. Level III of the Applicable Percentage shall be effective as of the Closing Date until the first such Adjustment Date.

ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit D hereto.

AVAILABILITY shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans and Letters of Credit, but excluding the Term Loan.

AVAILABILITY RESERVE shall mean the sum of: (a) the Minimum Availability Reserve; (b) (i) three (3) months rental payments or similar charges for any of any Company's leased premises or other Collateral locations for which such Company has not delivered to the Agent a landlord's waiver in form and substance reasonably satisfactory to the Agent, plus (ii) three (3) months estimated payments plus any other fees or charges owing by such Company to any applicable warehousemen or third party processor (as determined by the Agent in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (c) that portion of the Obligations constituting any Borrower's obligation to reimburse the Lenders for all amounts paid by any Lender under or with respect to any Letter of Credit or Letter of Credit Guaranty; (d) any reserve which the Agent, based on such credit, collateral and other considerations customarily taken into account by the Agent in making such determination, may require from time to time pursuant to this Financing Agreement, including without limitation, (x) negative forecasts and/or trends in such Company's business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact such Company, its business, prospects, profits, operations, industry, financial condition or assets; and (e) the Foreign Account Reserve.

BENEFIT PLAN shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a "multiemployer plan", as such term is defined in ERISA) in respect of which a Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

BOND LETTER OF CREDIT shall mean the irrevocable direct pay letter of credit, dated the Closing Date, as amended from time to time, in the original undrawn face amount of $9,588,543.37 naming Citibank, N.A., as beneficiary, which has been issued for the account of TIMCO pursuant to the Bond Letter of Credit Application and Paragraph 5.1 of Section 5 of this Financing Agreement, and which entitles the beneficiary thereunder to make a drawing thereunder for the unpaid principal, premium or interest due on the Bonds or upon the occurrence of an event of default under the Bonds and a drawing under letter of credit number NY-20517-30024234 issued by Citibank, N.A. to the Bond Trustee, as beneficiary.

BOND LETTER OF CREDIT APPLICATION shall mean the Application and Reimbursement Agreement For Standby Letter of Credit, dated on or about the Closing Date, executed by TIMCO, pursuant to which TIMCO has applied for and requested the Agent on behalf of the Lenders to issue, or cause to be issued, the Bond Letter of Credit.

BOND ORDER shall mean that certain Bond Order, adopted October 31, 1989, Authorizing and Securing Piedmont Triad Airport Authority Special Facility Revenue Bonds (Triad International Maintenance Corporation Project).

BOND GUARANTY shall mean that certain Guaranty Agreement, dated November 1, 1989, between the Piedmont Triad Airport Authority and Primark Storage Leasing Corporation, as guarantor, pursuant to which the guarantor has unconditionally guaranteed the obligations of TIMCO pursuant to the Lease (as defined in the Bond Order) of the Project (as defined in the Bond Order).

BOND TRUSTEE shall mean Wachovia Bank, National Association (formerly known as First Union National Bank).

BONDS shall mean those certain Piedmont Triad Airport Authority Special Facility Revenue Bonds (Triad International Maintenance Corporation Project), Series 1989, dated November 1, 1989, in the original aggregate principal amount of $13,800,000.

BORROWER AGREEMENT shall mean the Borrower Agreement, dated on or about the Closing Date, among each Borrower and Ex-Im Bank, together with the consent of each other Company, as a guarantor of the Obligations.

BORROWING BASE shall mean the sum of the Domestic Borrowing Base and the Foreign Borrowing Base.

BUSINESS DAY shall mean any day on which the Agent and JPMorgan Chase Bank are open for business.

CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Companies during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected as property, plant, equipment or similar fixed assets in the balance sheet of the Companies.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease in the balance sheet of the Companies.

CAPITALIZED LEASE OBLIGATIONS shall mean all Indebtedness represented by obligations under a Capital Lease.

CASH EQUIVALENTS shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

CHANGE OF CONTROL shall mean at any time: (a) during any period of twelve (12) months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election or appointment by such board of directors, or whose nomination for election by shareholders of the Parent, as the case may be, was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; (b) the acquisition by any group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) or any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), directly or indirectly, of more of the issued and outstanding Voting Stock of the Parent than that owned and Controlled by the Harber Group (on a fully-diluted basis); (c) as a result of the sale of other disposition of Voting Stock of the Parent, the Harber Group shall cease to have beneficial ownership and Control of more than twenty percent (20%) of the issued and outstanding Voting Stock of the Parent(on a fully-diluted basis); or
(d) the Parent fails at any time to own, directly or indirectly, 100% of the capital stock or other equity interests of each other Company free and clear of all Liens (other than the Liens in favor of the Agent and Hilco).

CHASE BANK RATE shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

CLOSING DATE shall mean the date on or after the date hereof on which (i) all conditions precedent set forth in Section 2 of this Agreement have either been met to the Agent's and the Required Lenders' satisfaction or waived by them and
(ii) the Agent and the Lenders are obligated hereunder.

COLLATERAL shall mean all present and future assets of each Company, including, without limitation, all Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, Pledged Stock of each Company's Subsidiaries and Other Collateral.

COMMITMENT LETTER shall mean the commitment letter, dated February 11, 2004, issued by CIT to, and accepted by, the Parent, for itself and each of its subsidiaries.

COMMITMENT PERCENTAGE shall mean with respect to any Lender the percentage set forth below such Lender's name on the signature page of this Financing Agreement as the same may be adjusted from time to time in accordance with the provisions of this Financing Agreement or any Assignment and Transfer Agreement to which such Lender is a party.

CONSOLIDATED BALANCE SHEET shall mean a consolidated or compiled, as applicable, balance sheet for the Parent, each of the other Companies and the consolidated subsidiaries of each, eliminating all intercompany transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Parent, each of the other Companies and the subsidiaries of each, showing all eliminations of intercompany transactions, all prepared in accordance with GAAP.

CONTROL shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

COPYRIGHT SECURITY AGREEMENT shall mean that certain Copyright Security Agreement, dated the Closing Date, pursuant to which the Parent shall grant to the Agent on behalf of the Lenders liens and security interests in all its Copyrights.

COPYRIGHTS shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

DEFAULT shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to: (a) two percent (2%) and (b) the Applicable Percentage then in effect over the Chase Bank Rate (as set forth in Paragraph
8.1 of Section 8 of this Financing Agreement) plus the Chase Bank Rate, or the Applicable Percentage then in effect over the LIBOR Rate (as set forth in Paragraph 8.12 of Section 8 of this Financing Agreement) plus the LIBOR Rate, which the Agent on behalf of the Lenders shall be entitled to charge the Companies on all Obligations due the Agent on behalf of the Lenders by any and each Company, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean the collection accounts, which are subject to the Agent's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

DOCUMENTATION FEE shall mean subsequent to the Closing Date, the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations, which fees shall be based on the Agent's then current fees in effect from time to time and the complexity of and issues addressed in such modifications, waivers, releases, amendments and additional collateral.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

DOMESTIC BORROWING BASE shall mean, on any date of determination, the sum of (a) eighty-five percent (85%) of the Borrowers' aggregate outstanding Eligible Domestic Accounts Receivable at such date, plus (b) the least of (i) $11,000,000 or (ii) seventy percent (70%) of the Borrowers' aggregate outstanding Eligible Unbilled Accounts Receivable at such date or (iii) thirty five percent (35%) of the Borrowers' aggregate outstanding Eligible Domestic Accounts Receivable at such date plus (c) the least of (i) forty-five percent (45%) of the aggregate value of the Borrowers' Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, at such date or (ii) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory at such date or
(iii) the Inventory Loan Cap, less (d) any applicable Availability Reserves which shall not include any Availability Reserves which have been subtracted from the Foreign Borrowing Base.

EARLY TERMINATION DATE shall mean the date on which the Parent or a Borrower terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall mean the fee the Agent on behalf of the Lenders is entitled to charge the Borrowers in the event the Borrowers terminate the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date, calculated in accordance with the provisions of the Fee Agreement.

EBITDA shall mean, in any period, all earnings of the Companies for said period before interest and all tax, depreciation and amortization expenses and all other non-cash charges of the Companies for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

ELIGIBLE DOMESTIC ACCOUNTS RECEIVABLE shall mean the gross amount of each Borrower's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent based on such credit, collateral and other considerations customarily taken into account by the Agent in making such determinations, less, without duplication, the sum of:
(a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include:
(i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Borrower to which such Trade Account Receivable is owed has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts; (v) sales to any subsidiary, or to any company which is an Affiliate of any Company; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, unless: (1) the account debtor is a debtor-in-possession;

(2) such account debtor has reached consensual agreement for debtor-in-possession financing from sources and under terms acceptable to Agent, in its discretion; (3) Agent has approved the inclusion of all or any portion of the Trade Accounts Receivable owing by such account debtor as Eligible Domestic Accounts Receivable; and (4) the payment of all post-petition Trade Account Receivables owing by such account debtor are entitled to, and have received, priority under Section 507(a)(1) of the Bankruptcy Code as administrative expenses under Section 503(b)(1)(A) of the Bankruptcy Code, and, if requested by Agent, Agent shall have received an opinion of counsel, in form and substance satisfactory to Agent, of such priority of payment under the Bankruptcy Code,
(C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; provided as to United Air Lines, Inc., a debtor-in-possession as of the Closing Date, Trade Account Receivables owing by United Air Lines, Inc. to a Borrower shall on the Closing Date be included as Eligible Domestic Accounts Receivable to the extent such Trade Account Receivables comply with all of the other criteria for eligibility hereunder, however the inclusion such Trade Account Receivables shall not establish a custom and any such inclusion after the Closing Date shall be in Agent's sole discretion; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) fifty percent (50%) of Input Billings; (x) receivables arising from progress billing (other than Eligible Unbilled Accounts Receivable); (xi) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xii) sales not payable in United States currency; and (xiii) any other reasons deemed necessary by the Agent in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Agent.

ELIGIBLE FOREIGN ACCOUNTS RECEIVABLES shall mean, at the date of determination, all Foreign Accounts of each Borrower which would be included in the determination of the Foreign Borrowing Base in accordance with the Ex-Im Bank Documents and would otherwise be Eligible Domestic Accounts Receivable but for clause (b)(ii) of the definition thereof.

ELIGIBLE INVENTORY shall mean the gross amount of each Borrower's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent based on such credit, collateral and other considerations customarily taken into account by the Agent in making such determinations, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by a Borrower's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Borrower's suppliers, (e) Inventory in transit to third parties (other than the Borrowers' agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement or a landlord's agreement(in form and substance satisfactory to the Agent) and the Agent shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by the Agent based on such credit, collateral and other considerations customarily taken into account by the Agent in making such determinations, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold

(deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

ELIGIBLE UNBILLED ACCOUNTS RECEIVABLE shall mean a Trade Accounts Receivable which otherwise would be an Eligible Domestic Account Receivable if such Trade Account Receivable were not created from the sale or leasing of goods or the rendering of services under a contract or agreement pursuant to which the account debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance required by the contract or agreement; provided no Trade Account Receivable shall be an Eligible Unbilled Account Receivable if (a) the sale of goods or the rendering of services relating to completion required under such contract or agreement has ceased (i) if the account debtor is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to such Borrower or the Agent or has a credit rating unacceptable to the Agent, and (ii) for a period of fourteen (14) or more consecutive days unless the Borrower to which such Trade Account Receivable is owed has provided written notice of such cessation to the Agent, and the Agent, in its sole discretion and subject to such limitations as the Agent may determine in its discretion, has agreed in writing that such Trade Account Receivable shall continue to be an Eligible Domestic Account Receivable, (b) a Trade Account Receivable has not been created within thirty (30) Business Days of the completion required, or (c) more than sixty (60) days have passed since the first sale of goods or rendering of services creating such Eligible Unbilled Account Receivable.

ENVIRONMENTAL INDEMNITY AGREEMENTS shall mean those certain Environmental Indemnity Agreements, dated the Closing Date, executed by each Company which is a lessee or lessor of Real Estate, each in form and substance reasonably satisfactory to the Agent, pursuant to which each Company which is a party thereto shall indemnify the Agent and each Lender as to the claims, costs and expenses more particularly described therein.

ENVIRONMENTAL LAWS shall mean applicable federal, state or local laws, rules or regulations, and any applicable judicial interpretations thereof, including any judicial or administrative order, judgment, permit, approval decision or determination, in each case pertaining to conservation or protection of the environment, in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act and analogous state and local laws, each as amended from time to time thereby imposing either more or less stringent requirements as relates to activity occurring after the date hereof.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

EQUIPMENT APPRAISAL shall mean an appraisal of each Company's Equipment conducted at the Companies' expense by an appraiser selected by the Companies and acceptable to the Agent in its sole discretion, which shall be received on or before the Closing Date and thereafter conducted with such frequency as the Agent may require.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

ERISA AFFILIATE shall mean any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Companies; (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of Section 414(c) of the Internal Revenue
Code) with any Company; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Company, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to any present or future Lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by such Lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EX-IM BANK shall mean the Export-Import Bank of the United States.

EX-IM BANK DOCUMENTS shall mean the Borrower Agreement, the Ex-Im Guarantee and the Loan Authorization Agreement, dated on or about the Closing Date, between the Agent and Ex-Im Bank.

EX-IM GUARANTEE shall mean the Master Guarantee Agreement, dated on or about the Closing Date, executed by Ex-Im Bank in favor of the Agent and in form and substance satisfactory to the Agent, together with all amendments, modifications and supplements thereto, pursuant to which, among other things, the Ex-Im Bank has guaranteed the payment of ninety percent (90%) of the Foreign Revolving Loans.

EXISTING AGENT shall mean the Citicorp USA, Inc. as agent for the Existing Lenders under the Existing Credit Facility.

EXISTING CREDIT FACILITY shall mean the Fifth Amended and Restated Credit Agreement, dated as of July 12, 2002, as amended, among the Borrowers, the Parent, the Guarantors, the Existing Agent, the Existing Lenders and Citibank, N.A., as the Issuing Bank.

EXISTING LENDERS shall mean the lenders party to the Existing Credit Facility.

EXPORT TRANSACTION shall mean any transaction in which a Borrower will sell goods or services to an account debtor located in a foreign country.

FCC LEVEL shall mean as at the determination thereof at the end of each Fiscal Quarter of the Companies, the level set forth below corresponding to the Fixed Charge Coverage Ratio as of the end of such Fiscal Quarter:

         Level                       Fixed Charge Coverage Ratio
         -----                       ---------------------------

         Level I                     less than 2.0 to 1.0
         Level II                    equal to or greater than 2.0 to 1.0
                                         but less than 2.25 to 1.0
         Level III                   equal to or greater than 2.25 to 1.0
                                         but less than 2.5 to 1.0
         Level IV                    equal to or greater than 2.5 to 1.0
                                         but less than 2.75 to 1.0

         Level                       Fixed Charge Coverage Ratio
         -----                       ---------------------------

         Level V                     equal to or greater than 2.75 to 1.0
                                         but less than 3.0 to 1.0
         Level VI                    equal to or greater than 3.0 to 1.0

The Minimum Availability Reserve shall, in each case, be determined after receipt by the Agent of the financial statements as of the end of each Fiscal Quarter of the Companies and for that portion of the Fiscal Year of the Companies then ended which are required to be delivered to the Agent in accordance with the provisions of Paragraph 7.8 of Section 7 of this Financing Agreement, commencing with the first Fiscal Quarter of Fiscal Year ending December 31, 2004, and shall be adjusted based on the Level as of the end of such Fiscal Quarter effective on the first (1st) day of the month following the receipt by the Agent of such financial statements (each, a "Reserve Adjustment Date"); provided, however, if (a) a Default or an Event of Default has occurred, or (b) accounts payable to trade creditors and current operating expenses are aged more than ninety (90) days from billing date or more than thirty (30) days from the due date, then, Level I of the FCC Level shall be effective. Such Minimum Availability Reserve shall be effective from such Reserve Adjustment Date until the next such Reserve Adjustment Date. Level I of the FCC Level shall be effective as of the Closing Date until the first such Reserve Adjustment Date.

FEE AGREEMENT shall mean the letter agreement, dated of even date herewith, between the Agent for itself and on behalf of the Lenders and the Parent, for itself and each of its subsidiaries, as such letter agreement may be amended, modified, supplemented or restated from time to time in accordance with its terms.

FISCAL QUARTER shall mean, with respect to the Companies, each three (3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

FIXED CHARGE COVERAGE RATIO shall mean with respect to any period of determination, the ratio of (a) EBITDA minus Capital Expenditures of the Companies incurred during such period which are not financed by Indebtedness secured by Purchase Money Liens for such period to (b) the sum of (i) payments of principal on all Indebtedness required to be paid by the Companies during such period (excluding non-cash interest paid on Subordinated Debt) plus (ii) payments of interest on all Indebtedness required to be paid by the Companies during such period plus (iii) dividends or distributions paid during such period plus (iv) federal, state and local income taxes paid during such period, in each case as determined in accordance with GAAP.

FOREIGN ACCOUNT RESERVE shall mean a reserve established upon the Agent's receipt of a Foreign Line of Credit Reduction Notice and for so long as such Foreign Line of Credit Reduction Notice is effective and has not been withdrawn or terminated by Hilco equal to, on any date of determination, the sum of (a) the Foreign Revolving Loans in excess of $1,000,000 on such date, less (b) proceeds of Foreign Accounts received after the Agent's receipt of the Foreign Line of Credit Reduction Notice, plus (c) any Foreign Revolving Loans made after such date.

FOREIGN ACCOUNTS shall mean those Accounts of each Borrower that are an obligation of an account debtor of such Borrower located in a foreign country and which arise from an Export Transaction.

FOREIGN BORROWING BASE shall mean, on any date of determination, the sum of (a) ninety percent (90%) of the Borrowers' aggregate outstanding Eligible Foreign Accounts Receivable, less (b) the Foreign Account Reserve, if any, less (c) any applicable Availability Reserves which shall not include any Availability Reserves which have been subtracted from the Domestic Borrowing Base.

FOREIGN LINE OF CREDIT AMOUNT shall mean $2,000,000; provided, however, if (a) an "Event of Default" (as such term is defined in the Hilco Documents) shall have occurred as a result of Companies' violation of one or more of the provisions of Paragraph 7.10 of Section 7 of the Hilco Financing Agreement, (b) such Event of Default shall not have been waived in writing by Hilco or cured by Companies, and (c) the Agent and TIMCO shall each have received written notice from Hilco that such an event of default has occurred and is continuing and requesting that the Foreign Line of Credit Amount be reduced (a "Foreign Line of Credit Reduction Notice"), then the Foreign Line of Credit Amount shall mean $1,000,000.

FOREIGN REVOLVING LOANS shall mean Revolving Loans made in respect of the Foreign Borrowing Base. For the purposes of determining on any date of determination whether Revolving Loans then outstanding are Foreign Revolving Loans, that portion of the Revolving Loans equal to the Foreign Borrowing Base on such date shall be deemed Foreign Revolving Loans and Revolving Loans made in respect of the Foreign Borrowing Base shall be deemed to be the first Revolving Loans made and the last Revolving Loans repaid.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance reasonably acceptable to the Agent.

GENERAL INTANGIBLES shall mean all present and hereafter acquired general intangibles (as defined in the UCC), including, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing,
(i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any of such Company's General Intangibles.

GUARANTORS shall mean the Guarantors listed on page 1 of this Financing Agreement and any other person or entity which may hereafter guarantee all or a portion of the Obligations.

HARBER GROUP shall mean (a) Lacy Harber, (b) during the lifetime of Lacy Harber,
(i) any entity (including any trust) formed for estate planning purposes which is under the Control of Lacy Harber, (ii) any member of Lacy Harber's immediate family (so long as Lacy Harber shall be solely responsible for voting the Voting Shares of such family member pursuant to one or more written agreements reasonably acceptable to the Agent), and (iii) at any time after the death of Lacy Harber, the spouse, children or lineal descendants of Lacy Harber of any trust or other entity established for the benefit thereof or the Scottish Rights Hospital.

HAZARDOUS MATERIAL shall mean (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs); (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any governmental or regulatory authority under any Environmental Law.

HILCO shall mean Hilco Capital LP, a Delaware limited partnership.

HILCO DOCUMENTS shall mean the Financing Agreement dated on or about the Closing Date among the Companies and Hilco ("Hilco Financing Agreement"), and all other documents, instruments and agreements executed or delivered in connection therewith.

HILCO INTERCREDITOR AGREEMENT shall mean the Intercreditor Agreement between the Agent and Hilco described in Section 2(k) below, substantially in the form of Exhibit E attached hereto.

HILCO LOAN shall mean the loan in the original principal amount of $8,000,000 made by Hilco to the Borrowers pursuant to the Hilco Documents.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INDENTURES shall mean (a) the Indenture dated as of February 17, 1998 under which the 8-1/8% Senior Subordinated Notes Due 2008 were issued by the Parent,
(b) the Indenture dated as of September 20, 2002 under which the 8% Junior Subordinated Convertible PIK Notes due 2007 were issued by the Parent and (c) the Indenture dated as of February 28, 2002 under which the 8% Senior Subordinated Convertible PIK Notes due 2006 were issued by the Parent.

INPUT BILLING shall mean an invoice issued by a Borrower upon delivery of an aircraft to such Borrower pursuant to, and in accordance with, the terms and provisions of a written maintenance contract between such Borrower and an account debtor for the providing of maintenance services and sales of Inventory.

INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

INTEREST PERIOD shall mean: (a) with respect to any initial request by the Borrowers for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Borrowers, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable; provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                  (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JP Morgan Chase Bank quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by JP Morgan Chase Bank or the Agent will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of an Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Borrowers shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

INVENTORY shall mean all of each Company's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY APPRAISAL shall mean an appraisal of each Borrower's Inventory conducted at the Borrowers' expense by an appraiser selected by the Borrowers and acceptable to the Agent in its sole discretion, which shall be received on or before the Closing Date and thereafter conducted with such frequency as the Agent may require.

INVENTORY LOAN CAP shall mean the amount of $15,000,000.

INVESTMENT PROPERTY shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

ISSUER shall mean Piedmont Triad Airport Authority.

ISSUING BANK shall mean the bank issuing Letters of Credit for any Borrower.

LETTERS OF CREDIT shall mean all letters of credit issued in accordance with the assistance of the Agent on behalf of the Lenders by the Issuing Bank for or on behalf of a Borrower, including, without limitation, the Bond Letter of Credit, the reimbursement obligations of such Borrower with respect to which have been guaranteed by the Agent on behalf of the Lenders pursuant to a Letter of Credit Guaranty.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent on behalf of the Lenders to the Issuing Bank of a Borrower's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent on behalf of the Lenders may charge the Borrowers pursuant to the Fee Agreement: (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding any Borrower in obtaining Letters of Credit, all pursuant to Section 5 hereof.

LETTER OF CREDIT SUB-LINE shall mean $10,000,000 in the aggregate for the Borrowers.

LEVEL shall mean as at the determination thereof at the end of each Fiscal Quarter of the Companies, the level set forth below corresponding to the Leverage Ratio as of the end of such Fiscal Quarter:

         Level                       Leverage Ratio
         -----                       --------------

         Level I                     less than or equal to 4.0 to 1.0
         Level II                    greater than 4.0 to 1.0 but less than
                                           or equal to 4.5 to 1.0
         Level III                   greater than 4.5 to 1.0 but less than
                                           or equal to 5.5 to 1.0
         Level IV                    greater than 5.5 to 1.0

LEVERAGE RATIO shall mean at any date the ratio of (a) Total Liabilities of the Companies as of such date to (b) Tangible Net Worth of the Companies as of such date.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Agent's election (i) the rate set forth in the New York edition of The Wall Street Journal under the "Money Rates" section for "London Interbank Offered Rates" for deposits in U.S. dollars, for a period of time comparable to such Interest Period, (ii) the applicable LIBOR quoted to the Agent by JPMorgan Chase Bank (or any successor thereof), or (iii) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate Page (or any successor thereof) 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two
(2) Business Days prior to the beginning of such Interest Period.

LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been cured or waived in writing by the Required Lenders, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

LINE OF CREDIT shall mean the aggregate commitment of the Lenders to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement, (b) assist the Borrowers in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) make the Term Loan pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $41,400,000.

LINE OF CREDIT FEE shall mean the credit facility fee due the Agent at the end of each month for the Line of Credit, as set forth in the Fee Agreement.

LJH LEASES shall mean the LJH Dallas Lease, LJH Equipment Lease and LJH Goodyear Lease.

LJH, LTD. shall mean LJH, Ltd., a Texas limited partnership with an address at 377 Neva Lane, Denison, Texas 75020.

LJH DALLAS LEASE shall mean that certain lease, dated October 4, 2002, between LHJ, Ltd. and AID, in respect of the premises located at 2659 Nova Drive, Dallas Texas.

LJH DOCUMENTS shall mean the (a) $14,411,704 Amended and Restated Consolidated Term Promissory Note, dated March 31, 2004, executed by the Parent to the order of LJH, Ltd., (b) the Amended and Restated Guaranty, dated March 31, 2004, executed by each Company in favor of LJH, Ltd., (c) the Amended and Restated Security Agreement, dated March 31, 2004, among each Company and LJH, Ltd. and
(d) the LJH Equipment Lease.

LJH EQUIPMENT LEASE shall mean the Equipment Lease, dated March 31, 2004 between LJH and the Parent.

LJH GOODYEAR LEASE shall mean that certain sublease agreement, dated as of April 1, 2003, between LHJ, Ltd. and TIMCO, in respect of the real property known as Hangars 18 and 52 and additional land located at Phoenix-Goodyear Airport, Goodyear, Arizona.

LJH SUBORDINATED DEBT shall mean the Indebtedness owing by a Company to LJH, Ltd. described on Schedule 10 hereto.

LJH SUBORDINATION AGREEMENT shall mean the Intercreditor and Subordination Agreement between the Agent and LJH, Ltd. described in Section 2(aa) below.

LOAN DOCUMENTS shall mean this Financing Agreement, the Notes, the Mortgages, the Pledge Agreements, the Hilco Intercreditor Agreement, the LJH Subordination Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Copyright Security Agreement, the Environmental Indemnity Agreements, the Ex-Im Bank Documents, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the loan facility fee payable to the Agent for the benefit of the Lenders on the Closing Date, as set forth in the Fee Agreement.

MANDATORY PREPAYMENT shall be determined as set forth in Paragraph 4.6 of
Section 4 of this Financing Agreement.

MATERIAL ADVERSE EFFECT shall mean, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business, operations, prospects or assets of a Company on an individual basis or the Companies taken as a whole, or (b) a material impairment of the ability of a Company on an individual basis or the Companies taken as a whole to perform obligations under the Loan Documents or (c) an impairment of the validity or enforceability of any Loan Document in any manner which materially and adversely affects any material rights and/or material benefits intended to be bestowed on the Agent and the Lenders under the Loan Documents.

MINIMUM AVAILABILITY RESERVE shall mean for any date, the amount set forth below opposite the applicable FCC Level then in effect:

          Level                              Minimum Availability Reserve
          -----                              ----------------------------

          Level I                            $3,000,000
          Level II                           $2,400,000
          Level III                          $1,800,000
          Level IV                           $1,200,000
          Level V                            $  600,000
          Level VI                           $ -0-

MORTGAGES shall mean the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, assignments of leases, subleases and rents to be executed by the Company which owns or leases such Real Estate on or about the Closing Date in favor of Agent for the benefit of the Lenders and by which such Company shall grant and convey to the Agent, as security for the Obligations, liens and security interests upon the Real Estate owned or leased by such Company.

NET ORDERLY LIQUIDATION VALUE shall mean, with respect to any Inventory, the liquidation proceeds of such Inventory, net of the anticipated liquidation expenses associated therewith, which proceeds may be expected to be realized from an orderly liquidation of such Inventory.

NET WORTH shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Companies.

NOTE or NOTES shall collectively mean the Revolving Credit Note and the Term Note, as each may be amended, modified, supplemented, restated or extended from time to time pursuant to the terms and provisions hereof.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to any Borrower or to others for any Borrower's account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties and the Term Loan), any and all indebtedness and obligations which may at any time be owing by any Borrower to the Agent and/or any Lender pursuant to or under this Financing Agreement, whether now in existence or incurred by a Borrower from time to time hereafter, whether principal, interest, fees, costs, expenses or otherwise, whether secured by pledge, lien upon or security interest in any of any Company's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether any Borrower is liable to the Agent or such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by any Company under any Loan Document or under any other agreement or arrangement now or hereafter entered into between any Company and the Agent and/or any Lender related or pursuant to this Financing Agreement; indebtedness or obligations incurred by, or imposed on, the Agent and/or any Lender as a result of environmental claims arising out of any Company's operations, premises or waste disposal practices or sites in accordance with Paragraph 7.7 of Section 7 of this Financing Agreement; each Company's liability to the Agent and/or any Lender as maker or endorser of any promissory note or other instrument for the payment of money; each Company's liability to the Agent and/or any Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or any Lender may make or issue to others for any Company's account, including any Letter of Credit Guaranty or other accommodation extended with respect to applications for Letters of Credit, the Agent's (on behalf of the Lenders) acceptance of drafts or the Agent's (on behalf of the Lenders) endorsement of notes or other instruments for any Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts of each Company maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property of each Company; all cash and other monies and property of each Company in the possession or control of the Agent or any Lender; all books, records, ledger cards, disks and related data processing software of each Company at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; all Cash Equivalents of each Company; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the Agent's present and the Agent's and each Lender's future reasonable expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches; all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges; any charges imposed on the Agent or any Lender due to returned items and "insufficient funds" of deposited checks and the Agent's and such Lender's standard fees relating thereto; any amounts paid by, incurred by or charged to, the Agent or any Lender by the Issuing Bank under a Letter of Credit Guaranty or any Borrower's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and each Lender's standard fees relating to the Letters of Credit and any drafts thereunder; reasonable travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder; the costs and expenses for any Inventory Appraisals and any Equipment Appraisals; any applicable reasonable counsel fees and disbursements; fees and taxes relative to the filing of financing statements; all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement; and title insurance premiums and real estate survey costs, if any, and costs of preparing and recording Mortgages against the Real Estate.

OVERADVANCE RATE shall mean a rate equal to two percent (2%) per annum in excess of the applicable contract rate of interest determined in accordance with Paragraph 8.1(a) of Section 8 of this Financing Agreement.

OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the Borrowing Base.

PATENT SECURITY AGREEMENT shall mean that certain Patent Security Agreement, dated the Closing Date, pursuant to which Brice shall grant to the Agent on behalf of the Lenders liens and security interests in all its Patents.

PATENTS shall mean all of each Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of such Company, and all income, royalties, cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: (a) liens existing on the date hereof as set forth on Schedule 1 hereto, liens securing the Permitted Indebtedness described in clause (f) of the definition thereof, and other liens expressly permitted, or consented to in writing by the Agent; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $250,000 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Companies in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of a Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds, appeal bonds and performance bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), leases, surety bonds, appeal bonds and performance bonds and other similar obligations arising in the ordinary course of business; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate
(A) do not materially interfere with the occupation, use or enjoyment by the Company owing or leasing such Real Estate of its business or property so encumbered and (B) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; (g) liens granted the Agent by each Company; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $250,000 (other than liens bonded or insured to the reasonable satisfaction of the Agent); (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Company owing such taxes by appropriate proceedings, and which liens are not
(x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of the Agent or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Paragraph 7.6 of Section 7 of this Financing Agreement; (j) liens in favor of Hilco as security for the Hilco Loan; (k) liens in favor of LJH, Ltd. securing the LJH Subordinated Debt; and (k) normal and customary rights of set off on deposits of cash in favor of banks or other depository institutions unless the Agent and such bank or other depository institution agree otherwise pursuant to an account control agreement, which the Agent may request be executed in connection with any such accounts.

PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt, including (i) extensions and renewals thereof that do not increase the outstanding principal amount of such Indebtedness as of the date of such extension or renewal and do not increase the amount of interest paid in cash thereon, or, with respect to the LJH Equipment Lease, do not increase the lease payments thereunder, and (ii) replacements thereof that do not increase the outstanding principal amount of such Indebtedness as of the date of such extension or renewal, do not increase the amount of interest paid in cash thereon, or, with respect to the LJH Equipment Lease, do not increase the lease payments thereunder, and which is subject to subordination terms or a Subordination Agreement satisfactory to the Agent, in its sole discretion; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent or otherwise set forth on Schedule 2 hereto;
(g) the Hilco Loan; (h) the loans evidenced by the LJH Documents; and (i) Indebtedness of any Company to any other Company; and (i) Indebtedness not included in clauses (a) through (h) above which does not exceed in the aggregate, at any time, the sum of $100,000.

PIK SUBORDINATED DEBT shall mean Indebtedness evidenced by (a) the 8% Junior Subordinated Convertible PIK Notes due 2007 issued by the Parent under that certain Indenture dated as of September 20, 2002 and (b) the 8% Senior Subordinated Convertible PIK Notes due 2006 issued by the Parent under that certain Indenture dated as of February 28, 2002.

PLEDGE AGREEMENTS shall mean (a) those Stock Pledge Agreements, dated the Closing Date, executed by the Parent, AVS/M-1, AVSRE and Whitehall pledging to the Agent on behalf of the Lenders as additional collateral for the Obligations all of the issued and outstanding stock of each of their respective corporate subsidiaries, and (b) those Partnership Interests Pledge Agreements, dated the Closing Date, executed by Property Management and Whitehall pledging to the Agent on behalf of the Lenders as additional collateral for the Obligations all of the issued and outstanding partnership interests of each of them in AVRSE, all in form and substance satisfactory to the Agent.

PRIME RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

PRO RATA SHARE shall mean, with respect to any Lender, the product of (a) such Lender's Commitment Percentage on any date of determination times (b) the Revolving Line of Credit (notwithstanding the termination of the Revolving Line of Credit) and the outstanding principal balance of the Term Loan on such date.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired,

(b) a description of the Equipment so acquired is furnished to the Agent, and
(c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $2,500,000 in any Fiscal Year and $10,000,000 in the aggregate during the term of this Financing Agreement.

REAL ESTATE shall mean each Company's fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee other than the Real Estate leased by (a) Brice located at 10252 and 10262 Norris Avenue, Pacoima, Los Angeles County, California and (b) AID located in Opa Locka, Miami-Dade County, Florida.

REQUIRED LENDERS shall mean Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-five percent (55%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any loan requested by or on behalf of a Borrower which Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent more than fifty-five percent (55%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the any Lender's portion of the Revolving Line of Credit has been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all loans are greater than fifty-five percent (55%).

REVOLVING LINE OF CREDIT shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Borrowers, in the aggregate amount of $35,000,000.

REVOLVING LOAN ACCOUNT shall mean the account on the Agent's books, in the Borrowers' names, pursuant to Paragraph 3.4 of Section 3 of this Agreement, in which the Borrowers will be charged with all Obligations under this Financing Agreement.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Borrowers by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

REVOLVING CREDIT NOTE shall mean the promissory note, in the form of Exhibit A attached hereto, delivered by the Borrowers to the Agent to evidence the Revolving Loans pursuant to, and repayable in accordance with, the provisions of
Section 3 of this Financing Agreement.

SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle among themselves so that (i) the Agent shall not have, as the Agent, any money at risk and (ii) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement or by the terms of note(s) evidencing such debt or the documents executed in connection with such note(s), to the prior payment and satisfaction of the Obligations of the Borrowers, more particularly described on Schedule 10 hereto.

SUBORDINATING CREDITOR shall mean LJH, Ltd. and any other party now or hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENTS shall mean the agreements (in form and substance satisfactory to the Agent) among the Companies, each Subordinating Creditor and the Agent pursuant to which (a) Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to the Agent and the Lenders and/or (b) liens and security interests in all or portions of the Collateral are subordinated to the liens and security interests in such Collateral granted pursuant to this Financing Agreement in favor of the Agent for the benefit of the Lenders.

TANGIBLE NET WORTH shall mean, as of any date of determination, Net Worth minus deferred assets (other than prepaid insurance and prepaid taxes), patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles, goodwill, including any amounts, however designated on a Consolidated Balance Sheet, and Accounts, notes and other receivables due from Affiliates or employees as of such date which would be treated as intangibles in accordance with GAAP plus the principal amount of Subordinated Debt as of such date.

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by any Company with respect to its business, operations, Collateral or otherwise.

TERM LOAN shall mean the term loan in the principal amount of $6,400,000 made by the Agent on behalf of the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

TERM NOTE shall mean the promissory note, in the form of Exhibit B attached hereto, delivered by the Borrowers to the Agent to evidence the Term Loan pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies minus PIK Subordinated Debt.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of each Borrower's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of such Borrower's business.

TRADEMARK SECURITY AGREEMENT shall mean that certain Trademark Security Agreement, dated the Closing Date, pursuant to which the Parent shall grant to the Agent on behalf of the Lenders liens and security interests in all its Trademarks.

TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of North Carolina.

VOTING STOCK shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such contingency.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.   CONDITIONS PRECEDENT

         The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, the following conditions precedent:

         (A) LIEN SEARCHES - The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for each Company's location (as such term is defined in the UCC) and all locations presently occupied or used by such Company.

         (B) CASUALTY INSURANCE - The Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of
Section 7 of this Financing Agreement.

         (C) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of the Agent, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made) and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (D) RESOLUTIONS - The Agent shall have received a copy of the resolutions of the Board of Directors, members or partners of each Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) the other Loan Documents, in each case certified by the Secretary, Assistant Secretary, managing member or general partner of such Company as of the date hereof, together with a certificate of the Secretary, Assistant Secretary, managing member or general partner of such Company as to the incumbency and signature of the officers, members, managers or partners of such Company executing such Loan Documents and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary, Assistant Secretary, managing member or general partner.

         (E) CORPORATE ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Incorporation or Organization of each Company certified by the Secretary of State of the state of its formation, and (ii) a copy of the bylaws, operating agreement or partnership agreement of each Company certified by the Secretary, Assistant Secretary, managing member or general partner thereof, all as amended through the date hereof.

         (F) OFFICER'S/GENERAL PARTNER'S CERTIFICATE - The Agent shall have received an executed Officer's/General Partner's Certificate of each Company, satisfactory in form and substance to the Agent, certifying that as to such Company (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) such Company is in compliance with all of the terms and provisions set forth herein applicable to such Company; and (iii) no Default or Event of Default has occurred.

         (G) OPINIONS - Counsel for the Companies shall have delivered to the Agent opinions satisfactory to the Agent opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the applicable Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the Agent: this Financing Agreement and all other Loan Documents of each Company are (x) valid, binding and enforceable according to their terms, (y) are duly authorized, executed and delivered, and
(z) do not violate any terms, provisions, representations or covenants in the organizational documents, bylaws, operating agreement or partnership agreement of any Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which any Company is a signatory or by which any Company or its assets are bound, and as to such other matters as the Agent may, in its discretion require, all in form and substance satisfactory to the Agent. In addition, counsel to the Subordinating Creditor(s) shall have delivered an opinion satisfactory to the Agent that the Subordination Agreement(s) have been duly authorized, executed and delivered and constitute valid and binding agreements enforceable against such Subordinating Creditor(s) in accordance with the terms thereof.

         (H) ABSENCE OF DEFAULT - As of the Closing Date, no Default or Event of Default shall have occurred and since December 31, 2002, no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Companies.

          (I) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Company or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement which, in the opinion of the Agent, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of such Company; (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement which, in the opinion of the Agent, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of such Company; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against any Company or their assets, which, in the opinion of the Agent, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole.

         (J) SUBORDINATION AGREEMENTS - The Subordinating Creditors shall have executed and delivered to the Agent Subordination Agreements, each in form and substance satisfactory to the Agent, subordinating the Indebtedness due such Subordinating Creditor by one or more of the Companies to the prior payment and satisfaction of the Obligations of the Company and, if applicable, subordinating the liens granted to such Subordinating Creditor to secure such Indebtedness to the liens granted to the Agent hereunder.

         (K) HILCO INTERCREDITOR AGREEMENT - Hilco shall have executed and delivered to the Agent the Hilco Intercreditor Agreement, in form and substance satisfactory to the Agent, to which each Company shall have agreed.

         (L) CASH BUDGET PROJECTIONS - The Agent shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by the Companies on the form provided by the Agent.

         (M) PLEDGE AGREEMENTS - The Parent, AVS/M-1, TIMCO, Property Management and Whitehall shall have each executed and delivered to the Agent each Pledge Agreement and all stock and other certificates evidencing such ownership interests together with duly executed stock and other powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to the Agent.

         (N) TRADEMARK SECURITY AGREEMENT - The Parent shall have delivered to the Agent a Trademark Security Agreement, in form and substance satisfactory to the Agent.

         (O) LOAN DOCUMENTS - The Companies shall have executed and delivered to the Agent all Loan Documents and any other documents, instruments and agreements necessary to consummate the lending arrangement contemplated among the Borrowers and the Agent and the Lenders.

         (P) DISBURSEMENT AUTHORIZATION - The Borrowers shall have delivered to the Agent and the Lenders all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of the Borrowers for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

         (Q) EXAMINATION & VERIFICATION - The Agent and the Lenders shall have completed, to its satisfaction, an examination and verification of the Accounts, Inventory, Equipment, other Collateral, financial statements, books and records of each Company which examination shall indicate that, after giving effect to all Revolving Loans, the Term Loan, and any other advances and extensions of credit to be made at closing, the Borrowers shall have an opening Availability of at least $5,000,000, as evidenced by a Borrowing Base Certificate delivered by the Borrowers to CIT as of the Closing Date, substantially in the form of Exhibit C hereto, all in form and substance satisfactory to the Agent and the Lenders. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies' business and consistent with its past practice.

         (R) DEPOSITORY ACCOUNTS - The Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to the Agent and the Lenders in all respects. Such accounts shall be subject to three party agreements (between the Company, the Agent and the depository bank), which shall be in form and substance satisfactory to the Agent.

         (S) EXISTING CREDIT FACILITY - The Existing Credit Facility (other than the Bond Letter of Credit) shall be: (i) terminated and all obligations of the Existing Lenders to make loans, and all rights of the Companies thereunder to borrower, shall have been terminated; (ii) all loans and obligations of all Companies thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans and the Term Loan to be made under this Financing Agreement; and (iii) all liens or security interests in favor of the Existing Agent and any Existing Lender on any of the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

         (T) HILCO LOAN - The Companies shall have executed the Hilco Documents and shall have received the proceeds of the Hilco Loan, and the Agent shall have received satisfactory evidence thereof, all upon terms and conditions satisfactory to the Agent.

         (U) MORTGAGES - The Companies which have any interest in any Real Estate shall have executed and delivered to the Agent the Mortgages and Assignments of Leases and Rents relating thereto, granting the Agent for the benefit of the Lenders first priority liens in such Company's interest in such Real Estate and in the rents and profits thereof.

         (V) APPRAISALS - The Agent shall have received satisfactory appraisals on each Borrower's Inventory and Equipment, which appraisals: (i) shall be by an appraiser acceptable to the Agent and the Lenders, and (ii) shall indicate a Net Orderly Liquidation Value of not less than $7,529,412 with respect to Equipment owned by the Borrowers.

         (W) BUSINESS VALUATION REPORT - The Agent shall have received a satisfactory business valuation report of the Companies, which report: (i) shall be by a valuation company acceptable to the Agent, and (ii) shall indicate a business valuation acceptable to the Agent and the Lenders.

         (X) SCHEDULES - The Companies shall provide the Agent with schedules of: (a) each Companies' General Intangibles, in such detail as to provide appropriate recording information with respect thereto, (b) Permitted Encumbrances, (c) Permitted Indebtedness, (d) consignment agreements, (e) locations of collateral, (f) Real Estate, (g) litigation, (h) benefit plans, (i) investments, and (j) such other information as the Agent or the Lenders may reasonably request, all of the foregoing in form and substance satisfactory to the Agent or such Lender.

         (Y) CONSENTS - The Companies shall have delivered to the Agent any consents of any persons required to consent to any part or all of the transactions contemplated by this Financing Agreement and the other Loan Documents, including, without limitation, Bank of America, N.A.

         (Z) ESTOPPEL AND/OR LANDLORD'S AGREEMENTS - The Companies shall have delivered such estoppel and/or landlord's agreements as may be requested by the Agent, duly executed by each Person having an interest in any Real Estate and each Person having an interest in the real property leased by Brice located at 10252 and 10262 Norris Avenue, Pacoima, California, in form and substance satisfactory to the Agent.

         (AA) LJH, LTD. SUBORDINATION AGREEMENT - LJH, Ltd. shall have executed and delivered to the Agent the LJH Subordination Agreement, in form and substance satisfactory to the Agent, to which each Company shall have agreed.

         (BB) EX-IM GUARANTEE - The Agent shall have received the Ex-Im Guarantee duly executed by Ex-Im Bank on terms acceptable to the Agent and Companies shall have entered in to, or consented to, the Borrower Agreement with Ex-Im Bank in accordance with the Ex-Im Guarantee.

         (CC) COMMITMENT LETTER - Companies shall have fully complied, to the reasonable satisfaction of the Agent and the Lenders, with all of the terms and conditions of the Commitment Letter.

         (DD) BOND DOCUMENTS - The Agent shall have received copies of the Bond Order, the Bond Guaranty, the Bond Letter of Credit, including all amendments and endorsements thereto, in form and substance satisfactory to the Agent.

         (EE) COPYRIGHT SECURITY AGREEMENT - The Parent shall have delivered to the Agent a Copyright Security Agreement, in form and substance satisfactory to the Agent.

         (FF) PATENT SECURITY AGREEMENT - Brice shall have delivered to the Agent a Patent Security Agreement, in form and substance satisfactory to the Agent.

         (GG) OTHER DOCUMENTS - The Companies shall have delivered to the Agent such other documents, instruments and agreements as the Agent may reasonably request, all in form and substance satisfactory to the Agent.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and Agent shall otherwise agree in writing.

         2.2 CONDITIONS TO EACH EXTENSION OF CREDIT

         Except to the extent expressly set forth in this Financing Agreement, the agreement of the Agent or any Lender to make any extension of credit requested to be made by it to the Borrowers on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (A) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by any Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (B) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

         (C) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Agent, the Required Lenders and the Borrowers in writing in accordance with the provisions of this Financing Agreement, after giving effect to the extension of credit requested to be made by the Borrowers on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Borrowers will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by each Company as of the date of such loan or advance that each of the representations, warranties and covenants of such Company contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies, the Agent and the Lenders shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS

         3.1 Upon receipt of the Revolving Credit Note and the satisfaction of the conditions precedent set forth in Section 2 hereof, each Lender severally and not jointly agrees, from time to time (but subject to the Lenders' right to make "Overadvances"), to make loans and advances to the Borrowers on a revolving basis (i.e. subject to the limitations set forth herein, the Borrowers may borrow, repay and re-borrow Revolving Loans) in the following amounts: (a) up to the lesser of such Lender's Pro Rata Share of (i) $35,000,000 minus the Obligations outstanding on any date of determination based on the Foreign Borrowing Base, or (ii) the Domestic Borrowing Base; plus (b) up to the lesser of such Lender's Pro Rata Share of (i) the Foreign Line of Credit Amount or (ii) the

Foreign Borrowing Base. Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of the Agent no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Prime Rate Loans and advances are required or (ii) three (3) Business Days prior to any requested LIBOR Loan. Should the Agent for any reason honor requests for Overadvances, any such Overadvances shall be made in the Agent's sole discretion and subject to the provisions of Paragraph 15.10 of
Section 15 of this Financing Agreement and any additional terms the Agent deems necessary. Agent may honor requests for loans and advances to Borrowers upon the request of any person designated in writing by the Chief Financial Officer or Treasurer of TIMCO.

         3.2 In furtherance of the continuing assignment and security interest in each Borrower's Accounts and Inventory, each Borrower will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent may reasonably request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. Borrowers shall deliver to Agent weekly, or more often if requested by Agent, a Borrowing Base Certificate. In addition, upon the Agent's request, each Borrower shall provide the Agent with copies of agreements with, or purchase orders from, such Borrower's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Borrower hereby authorizes the Agent to regard such Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Borrower's authorized officers or agents.

         3.3 Each Borrower hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by such Borrower in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of such Borrower and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of such Borrower; and the customers of such Borrower have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Borrower has complied with the notification requirements of Paragraph 3.5 of this Section 3. Each Borrower confirms to the Agent that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Borrower when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. Each Borrower hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis unless
(i) all such consignment Inventory is segregated from other Inventory of such Borrower, (ii) all such consignment Inventory is conspicuously marked as being consigned inventory, and (iii) the consignor of such Inventory has complied will all applicable laws relating to such consignment, including, without limitation, any notices required pursuant to the applicable Uniform Commercial Code, nor will it co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of such Borrower, except as it may otherwise report in writing to the Agent pursuant to Paragraph 3.5 of this Section from time to time. Schedule 3 hereto describes all consignments of Inventory of each Borrower existing on the Closing Date. Each Borrower also warrants and represents that it is a duly and validly existing corporation and is qualified to do business in all states where the failure to so qualify would have a Material Adverse Effect on the business of such Borrower or the ability of such Borrower to enforce collection of Accounts due from customers residing in that state. Each Borrower agrees to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agrees that the books and records of such Borrower will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of each Borrower will be available to the Agent at normal business hours, including any records handled or maintained for such Borrower by any other company or entity.

         3.4 (a) Until the Agent has advised the Borrowers to the contrary after the occurrence of an Event of Default, each Borrower, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for the Agent and the Lenders. Such privilege shall terminate automatically upon the institution by or against any Borrower of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent, upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by any Borrower with respect to any Collateral, including Accounts, shall be held by such Borrower in trust for the Agent and the Lenders, separate from such Borrower's own property and funds, and promptly turned over to the Agent for the benefit of the Lenders with proper assignments or endorsements by deposit to the Depository Accounts. Each Borrower shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain such Borrower's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of the Agent's security interest in such funds. Each Borrower shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Agent in payment of Accounts will be credited to the Revolving Loan Account when the Agent is advised by its bank of its receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of such advice if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by the

Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

         (B) Each Borrower shall establish and maintain, in its name and at its expense, deposit accounts and lockboxes with such banks as are acceptable to the Agent (the "Blocked Accounts") into which such Borrower shall promptly cause to be deposited: (i) all proceeds of Collateral received by such Borrower, including all amounts payable to such Borrower from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by such Borrower at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to the Agent (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of the Agent, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as the Agent may from time to time designate for such purpose. Each Borrower hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent for the benefit of the Lenders.

         3.5 Each Borrower agrees to notify the Agent: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods not reported pursuant to clause
(b)(i) below, and of any adverse effect in the value of its Inventory, with its Borrowing Base Certificate and other weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time; and (b) promptly of (i) all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, the amount of which dispute, offset, defense, counterclaim, return or rejection is in excess of $500,000, and
(ii) any such matters which are material, as a whole, to the Accounts and/or the Inventory. Each Borrower agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not cured or waived in writing by the Agent) and on notice from the Agent, each Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Borrower, marked with the Agent's name (as secured party) and held by such Borrower for the Agent's account.

         3.6 In order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Borrowers on the Agent's books, the Borrowers have requested, and the Agent has agreed to handle accounts of the Borrowers on the Agent's books on a combined basis, all in accordance with the following provisions: (a) in lieu of maintaining separate accounts on the Agent's books in the name of each of the Borrowers, the Agent shall maintain one account under the name: Triad International Maintenance Corporation ("Revolving Loan Account"). Confirmatory assignments of Accounts will continue to be made to the Agent by each of the Borrowers. Loans and advances made by the Agent to any of the Borrowers will be charged to the Revolving Loan Account indicated above, along with any charges and expenses under this Financing Agreement, including, without limitation, any other Obligations, including, without limitation, any and all costs, expenses and reasonable attorneys' fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, any other Loan Document or the Collateral, or any Obligations owing to the Agent and the Lenders by any Company. The Revolving Loan Account will be credited with all amounts received by the Agent from any of the Borrowers or from others for their account including all amounts received by the Agent in payment of Accounts as provided in this Financing Agreement; (b) each month the Agent will render to the Borrowers one extract of the combined Revolving Loan Account, which shall be deemed to be an account stated as to each of the Borrowers and which will be deemed correct and accepted by all of the Borrowers unless the Agent receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Borrowers that the Agent shall have no obligation to account separately to any of the Borrowers; (c) requests for loans and advances may be made by TIMCO, as agent for the other Borrowers, and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Borrowers that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (i) any loans and advances made to any of the Borrowers or (ii) any of the Agent's expenses and charges relating thereto. All loans and advances are made for the Revolving Loan Account; (d) all Accounts assigned to the Agent for the benefit of the Lenders by any of the Borrowers and any other collateral security now or hereafter given to the Agent and/or the Lenders by any of the Borrowers (be it Accounts or otherwise), shall secure all loans and advances made hereunder by the Agent and/or the Lenders to any of the Borrowers, and shall be deemed to be pledged to the Agent as security for any and all other Obligations of the Borrowers to the Agent and/or the Lenders as set forth under this Financing Agreement or any other Loan Document;
(e) it is understood that the handling of the accounts of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers and at their request, and that the Agent shall incur no liability to the Borrowers as a result hereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby agrees to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and the Lenders by any of the Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Borrowers as herein provided, (2) the Agent relying on any instructions of any of the Borrowers, or (3) any other action taken by the Agent in accordance with this Paragraph 3.6 of Section 3 of this Financing Agreement; and (f) the foregoing request was made because the Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Borrowers as required for the continued successful operation of each of the Borrowers and the integrated operation. Each of the Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Borrowers have informed the Agent that:

         (A) to increase the efficiency and productivity of each of the other Borrowers TIMCO has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Borrowers and manages and timely pays the accounts payable of each other Borrowers;

         (B) TIMCO is further enhancing the operating efficiencies of the other Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Borrowers which will result in reducing the operating costs of the other Borrowers; and

         (C) since all of the Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Borrower and the existing practices of the Borrowers, each Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of TIMCO and to bank accounts managed solely by it and that it will manage for the benefit of each Borrower the expenditure and usage of such funds.

         3.7 After the end of each month, the Agent shall promptly send the Borrowers a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon the Borrowers and shall constitute an account stated between the Borrowers and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

         3.8 In the event that any requested advance exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(i) the Borrowing Base or
(ii) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to the Agent for the benefit of the Lenders immediately upon the Agent's demand therefor.

SECTION 4. TERM LOAN

         4.1 Each Borrower hereby agrees to execute and deliver to the Agent the Term Note to evidence the Term Loan to be extended by the Lenders.

         4.2 Upon receipt of such Term Note and the satisfaction of the conditions precedent set forth in Section 2 hereof, the Lenders hereby agree to extend to the Borrowers the Term Loan.

         4.3 The principal amount of the Term Loan shall be repaid to the Agent by the Borrowers by twenty-one (21) equal quarterly principal installments of $290,909 each, followed by (ii) one (1) installment of principal of $290,911, whereof the first installment shall be due and payable on October 1, 2004 and the subsequent installments shall be due and payable on the first Business Day of each calendar quarter thereafter until paid in full.

         4.4 In the event this Financing Agreement or the Line of Credit is terminated by either the Lenders or the Borrowers for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Note or this Financing Agreement.

         4.5 The Borrowers may prepay at any time, at their option, in whole or in part, the Term Loan, provided that on each such prepayment, the Borrowers shall pay accrued interest on the principal so prepaid to the date of such prepayment.

         4.6 Except as provided in Paragraph 6.4 of Section 6 and Paragraph 7.5 of Section 7 of this Financing Agreement, if any Borrower sells any of the Equipment, or if any of the Collateral is lost or destroyed or taken by condemnation, such Borrower shall pay to the Agent for the benefit of the Lenders, unless otherwise agreed by the Agent, as and when received by such Borrower and as a mandatory prepayment of the Term Loan, a sum equal to the proceeds (including insurance payments) received by such Borrower from such sale, loss, destruction or condemnation.

         4.7 Each prepayment of principal (whether voluntary or mandatory) on the Term Loan shall be applied to the then last maturing installments of principal of the Term Loan.

         4.8 The Borrowers hereby authorize the Agent to charge the Revolving Loan Account with the amount of all Obligations owing under this Section 4 as such amounts become due. The Borrowers confirm that any charges which the Agent may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion.

SECTION 5. LETTERS OF CREDIT

         In order to assist the Borrowers in establishing or opening Letters of Credit with an Issuing Bank, the Borrowers have requested the Agent on behalf of the Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's and the Lenders' credit to the Borrowers and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

         5.1 Within the Revolving Line of Credit and Availability, the Agent and the Lenders shall assist the Borrowers in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. The Agent and the Lenders assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Borrowers, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

         5.2 The Agent shall have the right, without notice to the Borrowers, to charge the Borrowers' Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under the Letters of Credit Guaranty at the earlier of (a) payment by the Agent under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to Borrowers' Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

         5.3 Each Borrower jointly and severally unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent and/or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for any Borrower's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. Each Borrower agrees that any charges incurred by the Agent and/or the Lenders for any Borrower's account by the Issuing Bank shall be conclusive on the Agent and the Lenders and may be charged to the Borrowers' Revolving Loan Account.

          5.4 Neither the Agent or any Lender shall be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and any Borrower.

         5.5 Each Borrower agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of

Credit, the Letter of Credit Guaranties, the drafts or acceptances, or the Collateral, shall be binding on each Borrower and shall not result in any liability whatsoever of the Agent or any Lender to any Borrower. In furtherance thereof, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from any Borrower. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Borrower's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without the Agent's express consent and endorsement in writing, each any Borrower agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

          5.6 Each Borrower agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; (c) and any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, each Borrower warrants and represents that all shipments made under any such Letters of Credit are in accordance, in all material respects, with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Borrowers assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies with respect to such shipments. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrowers' risk, liability and responsibility.

          5.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent for the benefit of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by each or any Borrower to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent for the benefit of the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL

         6.1 As security for the prompt payment in full of all Obligations, each Company hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon, and security interest in, all of its assets, including, without limitation, all of its:

         (A)  Accounts;

         (B)  Inventory;

         (C)  General Intangibles;

         (D)  Documents of Title;

         (E)  Other Collateral;

         (F)   Equipment; and

         (G)  Real Estate.

         6.2 The security interests granted hereunder shall extend and attach to:

         (A) All Collateral which is owned by such Company or in which such Company has any interest, whether held by such Company or others for its account, and, if any Collateral is Equipment, whether such Company's interest in such Equipment is as owner, finance lessee or conditional vendee;

         (B) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

         (C) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or such Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by such Company, or to the sale, promotion or shipment thereof.

         6.3 Each Company agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the ordinary course of its business of such Company, as herein provided. Each Company represents and warrants that Inventory will be sold and shipped by such Company to its customers only in the ordinary course of such Company's business, and then only on open account and on payment terms not exceeding forty-five (45) days from invoice date, provided that, absent the prior written consent of the Agent, no Company shall sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory

(other than Inventory with a value not to exceed $250,000 at any time consigned to Qantas Airlines, and such other consigned Inventory that is approved in writing by Agent, after receipt of documentation (i.e. consignment agreement, notice to creditors having liens in inventory, properly filed UCC financing statements naming the party receiving such consigned Inventory, as debtor, and such Company, as secured party, and such other documents, instruments and agreements as Agent may require). Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Company hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each Company hereby irrevocably grants the Agent for the benefit of the Lenders a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent and the Required Lenders.

         6.4 Subject to the provisions of the fourth sentence of this Paragraph 6.4, each Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Agent's security interest. Absent the Agent's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by a Company in the ordinary course of business and as set forth herein. Each Company may, in the ordinary course of its business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that: (a) the then value of the Equipment so disposed of by all Companies in any Fiscal Year does not exceed $500,000 in the aggregate; and (b) the proceeds of any such sales or dispositions shall be held in trust by the selling Company for the Agent for the benefit of the Lenders and shall be immediately delivered to the Agent by deposit to the Depository Account, except that the selling Company may retain and use such proceeds to purchase forthwith replacement Equipment which such Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Required Lenders. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         6.5 The rights and security interests granted to the Agent hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent or the Lenders to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent or the Lenders. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         6.6 Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's of the Lenders' rights hereunder.

         6.7 Any reserves or balances to the credit of any Borrower and any other property or assets of any Company in the possession or control of the Agent or any Lender may be held by the Agent or such Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest the Agent may have in any other assets of any Company, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

         6.8 Each Company possesses all General Intangibles and rights thereto as set forth in Schedule 4 hereto reasonably necessary to conduct its business as conducted as of the Closing Date and each Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Each Company shall deliver to the Agent, and/or shall use reasonable commercial efforts to cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Company as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, each Company shall provide timely notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and such Company shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. Each Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to the Agent in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for the Agent for the benefit of the Lenders.

         6.9 This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by the Mortgage(s) on the Real Estate.

         6.10 Each Company shall give to the Agent from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as the Agent shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Agent.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Each Company hereby warrants and represents to the Agent and each Lender as follows:

         (A)(i) the fair value of the Total Assets exceeds the book value of the Total Liabilities; (ii) each Company is generally able to pay its debts as they become due and payable; and (iii) no Company has unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances;

         (B)(i) Schedule 5 hereto correctly and completely sets forth each Company's (A) exact corporate or partnership name in its jurisdiction of organization, (B) corporate or partnership name in each jurisdiction in which such Company is qualified to do business, if different from its name in its jurisdiction of organization, (C) chief executive office, (D) Collateral locations, (E) jurisdiction of incorporation or formation, (F) federal taxpayer identification number, and (G) organizational number or that no such number was issued; (ii) except for the Permitted Encumbrances, after (1) the filing of financing statements in the applicable filing offices at the jurisdictions of organization set forth in Schedule 5, (2) delivery by the Companies of any Collateral requiring the Agent's possession of the same to perfect its liens and security interests therein, and (3) delivery by third parties of control agreements required to perfect the Agent's liens and security interests in any Collateral related thereto, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral to the extent such security interest may be perfected by any of the actions described in clause
(1), (2) or (3) above, and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral except for Permitted Encumbrances; (iii) except for the Permitted Encumbrances, each Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) each Company will, at its expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) no Company will grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of such Company; and (vi) the Equipment is and will only be used by each Company in its business and will not be held for sale or lease, or removed from its premises (other than to move it to any other premises of any Company upon not less than ten (10) days prior written notice to the Agent), or otherwise disposed of by such Company except as otherwise permitted in this Financing Agreement;

         (C) Each Company (i) is duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or limited partnership (as the case may be) power to own its property and to carry on its business as now conducted and
(iii) is duly qualified to do business and is in good standing in each jurisdiction set forth on Schedule 5 hereto, in each case, in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of such Company;

         (D) Each Company has the corporate or limited partnership (as the case may be) power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which such Company is a party and all such action has been duly authorized by all necessary corporate or partnership proceedings on its part. The Loan Documents to which it is a party have been duly and validly executed and delivered by each Company and constitute valid and legally binding agreements of each Company enforceable against such Company in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (E) No authorization, consent, approval, license or exemption (other than such exemptions that exist under applicable law, that are permitted, or that have been obtained) of any person or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid delivery or performance by any Company of any Loan Document to which it is a party or for the grant of a security interest in or mortgage on the Collateral covered by the Loan Documents, except such matters relating to performance as would ordinarily be done in the ordinary course of business after the date hereof.

         (F) Neither the delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (i) the charter or bylaws, operating agreement or partnership agreement (as the case may be) of any Company or (ii) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (III) any material agreement to which any Company is a party or by which it is bound or to which it is subject.

         (G) Each Company has good title to all personal property and good and indefeasible title to or a subsisting leasehold interest in, all Real Estate as reflected as of the date hereof on its books and records as being owned or leased by it after giving effect to the transaction contemplated herein, except, as to the Real Estate, for minor defects in title that do not interfere with such Company's ability to conduct its business as currently conducted or to utilize such properties for their intended uses. Schedule 6 hereto lists all Real Estate owned or leased by any Company and if leased, descriptions of such leases, including all amendments, extensions and supplements thereto. All of such assets are being maintained by the appropriate person in good working condition, reasonable wear and tear excepted, in accordance with industry standards.

         (H) Except as listed on Schedule 7 hereto, no proceedings before any court or governmental agency or department are pending against or affecting any Company and to the knowledge of each Company, none of same have been threatened which if adversely determined could reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole.

         (I) No Company is in default (i) under any material provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto in such manner as to cause a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole or
(ii) in any respect under or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, in such manner as to cause a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole or (iii) under any provision of any material contract to which such Company is a party, which default would reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. Each Company will give the Agent prompt written notice of any event or circumstance that may constitute such a default and, in any event, will provide it upon receipt with copies of all material notices from landlords or other property owners with respect to any business location or operation of such Company.

         (J) No Company is an "investment company," as such term is defined in, or subject to registration under, the Investment Company Act of 1940, as amended.

         (K) No Company maintains or contributes to any Benefit Plan other than those listed on Schedule 8 hereto. Each Benefit Plan has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Each Company and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan and no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, has occurred or is reasonably likely to occur, nor do the conditions for imposition of a lien under Section 302(f) of ERISA exist or are reasonably likely to exist, with respect to any Benefit Plan, and neither any Company nor any ERISA Affiliate has incurred any liability (other than routine liability for premiums) under Title IV of ERISA with respect to any Benefit Plan. No event or events have occurred with respect to any Benefit Plan in connection with which any Company, any ERISA Affiliate, or, to the knowledge of any Company, any fiduciary of a Benefit Plan, directly or indirectly, would be subject to any material liability (other than routine liability for premiums, contributions (if required) and, with respect to a Benefit Plan, routine liabilities for benefits), individually or in the aggregate, under ERISA or the Internal Revenue Code.

         (L) To the best of each Company's knowledge, such Company (i) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under Environmental Laws for such Company to conduct its operations as now being conducted, except where failure to have such licenses, permits, authorizations, registrations, approvals, and similar rights would not reasonably be expected to have a Material

Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole, and (ii) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Company, and such Company is in compliance with all terms, conditions or other provisions of such permits, authorizations, regulations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for such Company, would not reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. No Company has received any written notices of any violation or noncompliance with, or remedial obligation under, any Environmental Laws (which violation, non-compliance, or remedial obligation has not been cured or would not reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole) and there are no writs, injunctions, decrees, orders or judgments outstanding under the Environmental Laws, or lawsuits, claims, proceedings, or, to the knowledge of each Company, investigations or inquiries pending or threatened under Environmental Laws, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by any Company or other assets of any Company other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that individually or in the aggregate for the Companies, would not reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any Company has agreed to, assumed or retained, or to the best of each Company's knowledge, by which any Company is adversely affected, by contract or otherwise, except such obligations, undertakings or liabilities as would not reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. No Company has received a written notice or claim to the effect that it is or may be liable to any other person as the result of a release or threatened release of a Hazardous Material except such notice or claim that would not reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. Each Company has complied with all Environmental Laws and the requirements of any permits, licenses or other authorizations issued under any Environmental Laws, except any noncompliance that would not reasonably be expected to have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole.

         (M) The proceeds of the initial Revolving Loan and the Term Loan, together with the proceeds of the Hilco Loan, shall be used to refinance and replace the Existing Credit Facility and to pay the costs of closing the transactions contemplated hereby. It is the intent of the parties hereto that this Financing Agreement, together with the Hilco Financing Agreement, be deemed the "Credit Facility" (as such term is defined in the Indentures), that the Revolving Loans and the Term Loan and all other Obligations constitute "Designated Senior Debt" (as such term is defined in the Indentures) and that all Indebtedness under the Indentures be subordinated to the Obligations as set forth in such Indentures. The proceeds of each Revolving Loan made after the Closing Date will be used by the Borrowers for working capital purposes. None of the proceeds of such loans will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, or for any other purpose which might constitute this transaction as a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve. No Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Financing Agreement or any other Loan Document to violate Regulations U or X of the Board of Governors of the Federal Reserve or any other regulation of the Board of Governors of the Federal Reserve or to violate the Securities Exchange Act of 1934.

         (N) The Companies maintain insurance of such types as is usually carried by corporations engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations and engaged in the same or similar businesses and similarly situated, but in any event, with respect to improvements to real property and tangible personal property (assuming the subject improvements are in fact replaced or restored), in amounts acceptable to the Agent and the Lenders. No Company maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto.

         (O) Except for Permitted Indebtedness, no Company has any outstanding Indebtedness (excluding the loans and advances hereunder) or material contractually assumed contingent liabilities.

         (P) This Financing Agreement and the other Loan Documents create valid security interests and liens in all of the Collateral described therein in favor of the Agent securing the Obligations and constitute (subject to (i) the filing of financing statements on the date hereof and thereafter from time to time on the Agent's request therefor, (ii) delivery of any collateral after the date hereof as provided herein or any other Loan Document, (iii) the execution of Blocked Account Agreements with the banks which maintain Depository Accounts and
(iv) delivery of mortgages and/or deeds of trust to obtain liens on the Real Estate), except for Permitted Encumbrances, perfected first priority liens and security interests in substantially all of such Collateral described therein subject to no liens other than Permitted Encumbrances

         (Q) Neither the making of the Revolving Loans and the Term Loan hereunder (or the extension of any other credit contemplated hereunder) nor the Borrowers' use of the proceeds thereof will violate either Executive Order 13224 or Sections 326 and 371 through 377 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (also known as the USA Patriot Act) or any enabling legislation or rules, regulations or executive orders relating thereto.

         7.2 Each Company agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require. Each Company agrees that the Agent or its agents (including, without limitation, Wells Fargo Foothill, LLC, if at such time (a) Wells Fargo Foothill, LLC is a Lender hereunder and has funded its Pro Rata Share of any loan requested by or on behalf of a Borrower which it is obligated to fund under the terms of this Agreement, and (b) Wells Fargo Foothill, LLC's Commitment Percentage is not less than fifty percent (50%)) may enter upon such Company's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto. In the event Wells Fargo Foothill as an agent of Agent conducts any such inspections, Wells Fargo Foothill's inspection shall be in the place and stead of, and not in addition to, the Agent's inspection, and Wells Fargo Foothill shall forward copies of reports of such inspections to those Persons and Lenders to which Agent disseminates such information. Each Company agrees to afford the Agent fifteen
(15) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to the Agent. Each Company shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent herein.

         7.3 Each Company agrees to: (a) execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral; (b) provide the Agent with Inventory Appraisals, on request, but no more frequently than semiannually prior to the occurrence of a Default or an Event of Default unless the Agent in the exercise of its reasonable business judgment requires additional Inventory Appraisals, which Inventory Appraisals shall be at the Borrowers' expense and otherwise acceptable to the Agent; and (c) provide the Agent with Equipment Appraisals, on request, but no more frequently than annually prior to the occurrence of a Default or an Event of Default unless the Agent in the exercise of its reasonable business judgment requires additional Equipment Appraisals, which Equipment Appraisals shall be at the Borrowers' expense and otherwise acceptable to the Agent. Any Company's failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

         7.4 Each Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by each Company to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. Each Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by the Agent. Each Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's agents and employees;
(c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession; and (e) performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

         7.5(A) Each Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At any Company's request, or if any Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Agent, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or any Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (B)(I) In the event of any loss or damage by fire or other casualty, Insurance Proceeds relating to Inventory shall first reduce the Borrowers' Revolving Loans, then the Term Loan. Upon the occurrence of a Default or Event of Default, the Agent may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion;

         (II) In the event any part of the Real Estate or Equipment of a Borrower is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000, the Agent shall promptly apply such Insurance Proceeds first, as a mandatory prepayment of the Term Loan in accordance with Paragraph 4.6 of Section 4 of this Financing Agreement, then to the Revolving Loans. Upon the occurrence of a Default or Event of Default, the Agent may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion;

         (III) Absent the occurrence of an Event of Default, and provided that
(x) each Borrower has sufficient business interruption insurance to replace the lost profits of any of such Borrower's facilities, and (y) the Insurance Proceeds are in excess of $100,000, the Borrowers may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Borrowers do not, or cannot, elect to use the Insurance Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect; and

         (IV) If the Borrowers elect in accordance with clause (iii) above to use the Insurance Proceeds in excess of $100,000 for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, (x) such Insurance Proceeds will be applied to the reduction of the Revolving Loans and (y) the Agent may set up an Availability Reserve in an amount equal to said

Insurance Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate, the Borrowers shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Borrowers shall be jointly and severally responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Borrowers (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

          (C) In the event the Companies fail to provide the Agent with timely evidence, acceptable to the Agent, of their maintenance of insurance coverage required pursuant to Paragraph 7.5(a) above, the Agent may purchase, at the Companies' expense, insurance to protect the Agent's and the Lenders' interests in the Collateral. The insurance acquired by the Agent or any Lender may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event the Agent or any Lender purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in Paragraph 8.1 of Section 8 of this Financing Agreement), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Borrowers' Revolving Loan Account. Each Company hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases such insurance, the Agent will notify the Companies of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provides the Agent with proof that the Companies had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Companies continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Borrowers' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any amounts previously charged to the Revolving Loan Account.

         7.6 Each Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon each Company or the Collateral unless such Taxes are being diligently contested in good faith by such Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in the

Agent's opinion is likely to create a valid obligation having priority over the rights granted to the Agent herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and such Company shall immediately pay such tax and remove the lien of record. If any Company fails to do so promptly, then at the Agent's election, the Agent may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of any of the Collateral, pay Taxes on any Company's behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

         7.7 Each Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would reasonably be expected to have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies taken as a whole, provided that such Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would reasonably be expected to have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies taken as a whole; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) such Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within
(30) days following such Company's receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

         7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Parent agrees that, unless the Agent shall have otherwise consented in writing, the Parent will furnish to the Agent and each Lender: (a) within one hundred five (105) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet, with an unaudited Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Companies for such year, which consolidated financial statements shall be audited by independent public accountants selected by the Parent and satisfactory to the Agent; (b) within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies, certified by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parent; (c) within thirty
(30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies for such period, certified by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or Controller of the Parent; and (d) from time to time, such further information regarding the business affairs and financial condition of any Company as the Agent may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to the Agent. Each financial statement which any Company is required to submit hereunder must be accompanied by officer's certificates, signed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President, Controller, or Treasurer of such Company, pursuant to which any one such officer of such Company must certify that: (x) the financial statement(s) fairly and accurately represent(s) in all material respects such Company's financial condition at the end of the particular accounting period, as well as such Company's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) such Company has not received any notice of cancellation with respect to its property insurance policies; (C) such Company has not received any notice that could reasonably be expected to result in a Material Adverse Effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each Company agrees that, without the prior written consent of the Required Lenders, except as otherwise herein provided, such Company will not:

         (A) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of such Company's Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         (B)      Incur or create any Indebtedness other than Permitted
                  Indebtedness;

         (C) Sell, lease, assign, transfer or otherwise dispose of Collateral, except (i) sales, leases, assignments, transfers or other dispositions by a Company to another Company, which proceeds received from, or other consideration given in connection with, such sale, lease, assignment, transfer or other disposition, when aggregated with other sales, leases, assignments, transfers and other dispositions to other Companies do not exceed $250,000 in the aggregate in any consecutive twelve (12) month period, provided the Agent is given written notice thereof not less than five (5) days after such sale, lease, assignment, transfer or other disposition becomes effective, (ii) sales, leases, assignments, transfers or other dispositions by a Company to another Company other than pursuant to clause (i) above provided the Agent is given not less than five (5) days prior written notice of such transaction and not less than five (5) days prior to the effective date thereof, the Agent is provided copies of all documents evidencing or relating to such sale, lease, assignment, transfer or other disposition, and (iii) as otherwise specifically permitted by this Financing Agreement or any other Loan Document, including, but not limited to, Paragraph 7.13 below,;

         (D) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by such Company, except that such Company may change its corporate name or address and such Company may engage in operations and activities reasonably related to those presently being conducted; provided that: (i) such Company shall give the Agent thirty (30) days prior written notice thereof and (ii) such Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder;

         (E) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees executed by a Company in the ordinary course of its business guaranteeing Indebtedness or obligation of another Company if the incurring of such Indebtedness or obligation is permitted hereunder, and (iii) guarantees of Indebtedness or obligation of non-Affiliate third parties in existence on the Closing Date and listed on
                  Schedule 2 hereto;

         (F) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except (i) the Parent may pay dividends with respect to any class of its capital stock payable solely in additional shares of such class of stock, and (ii) subsidiaries of a Company may pay dividends to Parent or another Company ratably with respect to their capital stock;

         (G) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation, except (i) investments in Cash Equivalents if and only if the Agent on behalf of the Lenders has a perfected first priority lien and security interest in such Cash Equivalents, (ii) investments existing on the date of this Financing Agreement described on Schedule 9, (iii) loans made by one Company to another Company permitted pursuant to clause
                  (h) of the definition of Permitted Indebtedness, and (iv) loans and advances to employees of any Company in the ordinary course of business of such Company (including, without limitation, for travel, entertainment and relocation expenses) which do not exceed $100,000 in the aggregate at any time outstanding; or


         (H) Pay any management, consulting or other similar fees to any person, corporation or other entity which is an Affiliate of such Company in excess of $100,000 in the aggregate in any Fiscal Year.

         7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies shall:

         (A) maintain at all times during each Fiscal Quarter ending below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

         PERIOD                                      TANGIBLE NET WORTH

         Fiscal Quarter ending June 30, 2004         $21,330,000
         Fiscal Quarter ending September 30, 2004    $21,410,000
         Fiscal Quarter ending December 31, 2004     $23,646,000

         Fiscal Quarter ending March 31, 2005        $24,022,000
         Fiscal Quarter ending June 30, 2005         $24,398,000
         Fiscal Quarter ending September 30, 2005    $24,774,000
         Fiscal Quarter ending December 31, 2005     $25,150,000

         Fiscal Quarter ending March 31, 2006        $25,898,000
         Fiscal Quarter ending June 30, 2006         $26,646,000
         Fiscal Quarter ending September 30, 2006    $27,394,000
         Fiscal Quarter ending December 31, 2006     $28,142,000

         Fiscal Quarter ending March 31, 2007        $28,704,000
         Fiscal Quarter ending June 30, 2007         $29,266,000
         Fiscal Quarter ending September 30, 2007    $29,828,000

         PERIOD                                      TANGIBLE NET WORTH

         Fiscal Quarter ending December 31, 2007     $30,390,000

         (B) Maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth below as of the end of the end of the applicable period:

         PERIOD                                      FIXED CHARGE COVERAGE RATIO

         Fiscal Quarter ending June 30, 2004         1.00 to 1.0
         Fiscal Quarter ending September 30, 2004    1.00 to 1.0
         Fiscal Quarter ending December 31, 2004     1.25 to 1.0

         Fiscal Quarter ending March 31, 2005        1.25 to 1.0
         Fiscal Quarter ending June 30, 2005         1.25 to 1.0
         Fiscal Quarter ending September 30, 2005    1.25 to 1.0
         Fiscal Quarter ending December 31, 2005     1.25 to 1.0

         Fiscal Quarter ending March 31, 2006        1.35 to 1.0
         Fiscal Quarter ending June 30, 2006         1.35 to 1.0
         Fiscal Quarter ending September 30, 2006    1.35 to 1.0
         Fiscal Quarter ending December 31, 2006     1.35 to 1.0

         Fiscal Quarter ending March 31, 2007        1.40 to 1.0
         Fiscal Quarter ending June 30, 2007         1.40 to 1.0
         Fiscal Quarter ending September 30, 2007    1.40 to 1.0
         Fiscal Quarter ending December 31, 2007     1.40 to 1.0

         (C) Maintain a ratio of (i) the sum of Indebtedness as of such date minus PIK Subordinated Debt as of such date to
                  (ii) EBITDA for the four (4) Fiscal Quarters then ending of not more than the ratio set forth below for the applicable period:

         PERIOD                                      RATIO

         Fiscal Quarter ending June 30, 2004         8.5 to 1.0
         Fiscal Quarter ending September 30, 2004    7.5 to 1.0
         Fiscal Quarter ending December 31, 2004     4.9 to 1.0

         Fiscal Quarter ending March 31, 2005        4.5 to 1.0
         Fiscal Quarter ending June 30, 2005         4.5 to 1.0
         Fiscal Quarter ending September 30, 2005    4.5 to 1.0
         Fiscal Quarter ending December 31, 2005     4.5 to 1.0

         PERIOD                                      RATIO

         Fiscal Quarter ending March 31, 2006        4.3 to 1.0
         Fiscal Quarter ending June 30, 2006         4.3 to 1.0
         Fiscal Quarter ending September 30, 2006    4.3 to 1.0
         Fiscal Quarter ending December 31, 2006     4.3 to 1.0

         Fiscal Quarter ending March 31, 2007        4.0 to 1.0
         Fiscal Quarter ending June 30, 2007         4.0 to 1.0
         Fiscal Quarter ending September 30, 2007    4.0 to 1.0
         Fiscal Quarter ending December 31, 2007     4.0 to 1.0

         7.11 The Companies agree to advise the Agent in writing of: (a) all expenditures (actual or anticipated) in excess of $100,000 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Companies' working capital; and (b) any notices any Company receives from any local, state or federal authority advising any Company of any environmental liability (real or potential) stemming from any Company's operations, its premises, its waste disposal practices, or waste disposal sites used by any Company and to provide the Agent with copies of all such notices if so required.

         7.12 Each Company hereby agrees to jointly and severally indemnify and hold harmless the Agent, each Lender and their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including reasonable attorney's fees) and any payments made by the Agent or any Lender pursuant to any indemnity provided by the Agent or such Lender with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the

Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against the Agent or any Lender as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any Company's operations (including, but not limited to, any Company's off-site disposal practices) and use of the Real Estate, which the Agent or any Lender may sustain or incur (other than solely as a result of the physical actions of the Agent or any Lender on any Company's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. Each Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent may, based on such credit, collateral and other considerations customarily taken into account by the Agent in making such determinations, establish such Availability Reserves with respect thereto as it determine under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

         7.13 Without the prior written consent of the Required Lenders, each Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any Affiliate of any Company, so long as no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction,
(a) each Company may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, (b) Companies may pay the management, consulting and similar fees permitted by Paragraph 7.9(h) of Section 7 of this Financing Agreement, and (c) Companies may pay and perform their respective obligations under the LJH Leases including, without limitation, payments not to exceed (i) $23,832 each month, increasing on November 1, 2007 to $25,023 each month under the LJH Dallas Lease, (ii) subject to the terms and provisions of the LJH Subordination Agreement, $74,076.67 each month under the LJH Equipment Lease, and (iii) base rent of $50,806.80 each month under the LJH Goodyear Lease plus additional rent under the "Master Lease" referred to in the LJH Goodyear Lease.

SECTION 8. INTEREST, FEES AND EXPENSES

          8.1 (A) Interest on the Revolving Loans, whether bearing interest based on the Chase Bank Rate or LIBOR, shall be payable monthly as of the end of each calendar month. Prime Rate Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the Chase Bank Rate plus the Applicable Percentage per annum on the average of the net balances owing by the Borrowers to the Agent or any Lender in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Prime Rate Loans shall change, as of the date of such change. The rate hereunder for Prime Rate Loans shall be calculated based on a 360-day year. The Agent and the Lenders shall be entitled to charge the Borrowers' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (B) Notwithstanding any provision to the contrary contained in this
Section 8, in the event that the sum of (i) the outstanding Revolving Loans and
(ii) the outstanding Letters of Credit exceed the lesser of either (x) the Borrowing Base or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans and/or Letters of Credit advanced by the Agent or any Lender at the request of the Borrowers (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

         (C) Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of Paragraph 10.2 of Section 10 of this Financing Agreement, all Obligations shall bear interest at the Default Rate of Interest.

         8.2 Interest on the Term Loan, whether bearing interest based on the Chase Bank Rate or LIBOR, shall be payable quarterly as of the end of each calendar quarter on the unpaid balance or on payment in full prior to maturity. Prime Rate Loans shall bear interest on the unpaid principal amount thereof at a rate equal to the Chase Bank Rate plus the Applicable Percentage per annum. In the event of any change in said Chase Bank Rate the rate hereunder for any such Prime Rate Loans shall change, as of the date of such change. The rate hereunder shall be calculated based on a 360 day year. The Agent and the Lenders shall be entitled to charge the Borrowers' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         8.3 Borrowers shall pay to the Agent the Letter of Credit Guaranty Fees, Line of Credit Fee, the Administrative Management Fee, the Loan Facility Fee, the audit fees, the Early Termination Fee, the Ex-Im Bank application and facility fees, and other fees in the amounts set forth in the Fee Agreement. Such fees shall be payable as follows: (a) Letter of Credit Guaranty Fees plus all normal and customary charges of the Issuing Bank associated with the issuance and administration of each such Letter of Credit shall be payable upon the issuance of each Letter of Credit; (b) the Line of Credit Fee shall be payable on the last Business Day of each month, commencing April 30, 2004; (c) the Administrative Management Fee shall be payable on the Closing Date and on the last Business Day of each month, commencing April 30, 2004; (d) the Loan Facility Fee shall be payable on the Closing Date; (e) the audit fees shall be payable as set forth in Paragraph 8.7 of this Section 8 of this Financing Agreement; (f) the Early Termination Fee shall be payable as set forth in
Section 11 of this Financing Agreement; and (g) the Ex-Im Bank application and facility fees for the administration of the Foreign Borrowing Base shall be payable on the Closing Date and annually thereafter.

         8.4 Any and all charges, fees, commissions, costs and expenses charged to the Agent or any Lender for the Borrowers' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Borrowers' Revolving Loan Account in full when charged to, or paid by the Agent or any Lender, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent or such Lender.

         8.5 The Borrowers shall reimburse or pay the Agent, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee. All such Out-of-Pocket Expenses and any applicable Documentation Fee shall be chargeable to Borrowers' Revolving Loan Account and shall be Obligations secured by all of the Collateral, payable on demand to Agent and, if not charged to the Revolving Loan Account, shall bear interest from the date demand is made until paid in full at the highest rate applicable to Prime Rate Loans from time to time.

         8.6 Interest will be computed at the rate(s) set forth in this Financing Agreement and in the manner set forth in Paragraph 8.1 of Section 8 of this Financing Agreement.

         8.7 The Borrowers shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of the Borrowers and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses) as set forth in the Fee Agreement. All such charges and fees shall be chargeable to Borrowers' Revolving Loan Account and shall be Obligations secured by all of the Collateral, payable on demand to Agent and, if not charged to the Revolving Loan Account, shall bear interest from the date demand is made until paid in full at the highest rate applicable to Prime Rate Loans from time to time.

         8.8 The Borrowers hereby authorize the Agent to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Borrowers confirm that any charges which the Agent may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion.

         8.9 In the event that the Agent, any Lender or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent, such Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's, such Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Agent, such Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Agent's, such Lender's or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent, such Lender or such participant to be material, then, from time to time, the Borrowers shall pay no later than five
(5) days following demand to the Agent, such Lender or such participant such additional amount or amounts as will compensate the Agent, such Lender or such participant for such reduction. In determining such amount or amounts, the Agent, such Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.9 shall be available to the Agent, such Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent, such Lender or such participant setting forth such amount or amounts as shall be necessary to compensate the Agent, such Lender or such participant with respect to this Section 8 and the calculation thereof when delivered to the Borrowers shall be conclusive on the Borrowers absent manifest error. Notwithstanding anything in this Paragraph to the contrary, in the event the Agent, such Lender or such participant has exercised its rights pursuant to this Paragraph, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which the Agent, such Lender or such participant actually required to be made whole, the excess, if any, shall be promptly returned to the Borrowers by the Agent, such Lender or such participant.

         8.10 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent, any Lender or any participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (A) subject the Agent, such Lender or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent, such

Lender or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent, such Lender or such participant by the federal government or the jurisdiction in which it maintains its principal office);

         (B) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Agent, such Lender or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (C) impose on the Agent, such Lender or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Agent, such Lender or such participant of making, renewing or maintaining its loans hereunder by an amount that the Agent, such Lender or such participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Agent, such Lender or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Borrowers shall pay the Agent, such Lender or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. The Agent, such Lender or such participant shall certify the amount of such additional cost or reduced amount to the Borrowers and the calculation thereof and such certification shall be conclusive upon the Borrowers absent manifest error. Notwithstanding anything in this Paragraph to the contrary, in the event the Agent, such Lender or such participant has exercised its rights pursuant to this Paragraph, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which the Agent, such Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Borrowers by the Agent, such Lender or such participant.

         8.11 The Borrowers may request LIBOR Loans on the following terms and conditions:

         (A) The Borrowers may elect, on the Closing Date and from time to time thereafter, (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Prime Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Prime Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Prime Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Borrowers elect to convert Prime Rate Loans to LIBOR Loans, they shall give the Agent at least three (3) Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted to a Prime Rate Loan is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Prime Rate Loan. All or any part of outstanding Prime Rate Loans then outstanding with respect to Revolving Loans and the Term Loan may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more.

         (B) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Borrowers so notify the Agent, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Prime Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Borrowers pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, neither the Agent nor any Lender (nor any participant, if applicable) shall be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent or the Lenders (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

         (C) The Borrowers may request a LIBOR Loan, convert any Prime Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

         8.12 (A) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus the Applicable Percentage.

         (B) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Prime Rate Loan at the end of the last Interest Period therefor.

         (C) The Borrowers may not have more than three (3) LIBOR Loans outstanding at any given time.

         8.13 (A) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month for Revolving Loans which are LIBOR Loans and as of the end of each calendar quarter for any portion of the Term Loan which is a LIBOR Loan.

         (B) The Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Paragraph
8.12 of Section 8 of this Financing Agreement.

         8.14 As further set forth in Paragraph 8.10 of Section 8 of this Financing Agreement, in the event that the Agent or any Lender (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed loan that the Borrowers have requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Prime Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Borrowers at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Prime Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Prime Rate Loan, (ii) any Prime Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Prime Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Borrowers have the right to convert a Prime Rate Loan to a LIBOR Loan.

         8.15 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

         8.16 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent or any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans as of the end of such month, or within such earlier period as required by law. The Borrowers hereby agree promptly to pay the Agent, upon demand, any additional amounts necessary to compensate the Agent and each Lender for any costs incurred by the Agent or such Lender in making any conversion in accordance with this
Section 8 including, but not limited to, any interest or fees payable by the Agent or any Lender to lenders of funds obtained by the Agent or such Lender in order to make or maintain LIBOR Loans hereunder.

         8.17 The Borrowers jointly and severally agree to indemnify and to hold the Agent and each Lender (including any participant) harmless from any loss or expense which the Agent, such Lender or such participant may sustain or incur as a consequence of: (a) default by the Borrowers in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent, such Lender or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Borrowers in making a borrowing or conversion after the Borrowers has given a notice in accordance with Paragraph 8.11 of Section 8 of this Financing Agreement; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Borrowers in making any prepayment after the Borrowers had given notice to the Agent thereof. The determination by the Agent or any Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing the Agent's or such Lender's calculations thereof in reasonable detail, shall be conclusive on the Borrowers in the absence of manifest error. Calculation of all amounts payable under this Paragraph with regard to LIBOR Loans shall be made as though the Agent or such Lender had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that the Agent and any Lender may fund each of the LIBOR Loans in any manner the Agent or such Lender sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Borrowers (i) initially to the Prime Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent and the Lenders may elect in their respective reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Agent and the Lenders shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

         8.18 Notwithstanding anything to the contrary in this Financing Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Agent and the Lenders, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent or any Lender of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Agent or such Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent or such Lender which includes LIBOR Loans; or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent or such Lender so elects by notice to the Borrowers, the obligation of the Agent and any Lender to make or continue LIBOR Loans or convert Prime Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

         8.19 For purposes of this Financing Agreement and Section 8 thereof, any reference to any Lender shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9. POWERS

         Each Company hereby constitutes the Agent on behalf of the Lenders, or any person or agent the Agent may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent and the Lenders have been paid in full:

         (A) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or such Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (B) To receive, open and dispose of all mail addressed to such Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

         (C) To request from customers indebted on Accounts at any time, in the name of the Agent information concerning the amounts owing on the Accounts;

         (D) To request from customers indebted on Accounts at any time, in the name of such Company, in the name of certified public accountant designated by the Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts;

         (E) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for such Company's account; and

         (F) To take or bring, in the name of the Agent or such Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in clauses (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

         (A) cessation of the business of any Company or the calling of a meeting of the creditors of any Company for purposes of compromising the debts and obligations of the Company (other than a meeting of the holders of any of the PIK Subordinated Indebtedness or the Indebtedness evidenced by the 8-1/8% Senior Subordinated Notes Due 2008 Indenture dated as of February 17, 1998);

         (B) the failure of any Borrower to generally meet its debts as they mature or the failure of the Companies taken as a whole to generally meet their debts as they mature;

         (C) (i) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of any Company, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within twenty (20) days and dismissed and vacated within forty-five
                  (45) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Company shall take action to authorize or effect any of the actions in any such proceeding;

         (D) breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other Loan Document between any Company and the Agent or the Lenders, and the breach of such warranty, representation or covenant is not cured to the Required Lender's satisfaction within ten (10) days from the date of such breach; provided, however, no Event of Default shall be deemed to have occurred solely as a result of the breach by a Borrower of any warranties, representations or covenants contained in the Bond Letter of Credit Application which are more restrictive than the warranties, representations or covenants contained in this Financing Agreement;

         (E) breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fifth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and
                  6.4 (other than the first sentence of Paragraph 6.4) of
                  Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, 7.8 through 7.11 and 7.13 hereof;

         (F) failure of any Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

         (G) any Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any Benefit Plan, as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and
                  (y) could, in the reasonable opinion of the Agent, subject any Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

         (H) without the prior written consent of the Agent and, except as permitted in the Subordination Agreement, any Company shall
                  (x) amend or modify the Subordinated Debt except as permitted pursuant to clause (c) of the definition of Permitted Indebtedness, or (y) make any payment on account of the Subordinated Debt except as permitted by its terms or by the terms of the Subordination Agreement executed in connection therewith;

         (I) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Company having a principal amount in excess of $250,000;

         (J) without the prior written consent of the Agent and, except as permitted in the LJH Subordination Agreement or the Hilco Intercreditor Agreement, any Company shall amend or modify the Indebtedness described therein;

         (K) the occurrence of an "Event of Default" (as defined in the Hilco Documents) under the Hilco Documents;

         (L) the failure of any Company to (i) pay any amounts due under any lease encumbered pursuant to a Mortgage when such amounts are due and payable (after giving effect to any applicable grace or cure periods), and (ii) observe any of such Company's other obligations or covenants under such lease (and not involving a payment of the type referred to in clause (i)) which is not remedied within any applicable grace period specified in such lease;

         (M)      termination of any lease prior to its expiration date; or

         (N)      a Change of Control.

         10.2 Upon the occurrence of a Default and/or an Event of Default, the Agent may (at its option) and shall at the direction of the Required Lenders declare that all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement, if any, shall be thereafter in the Agent's sole discretion and the obligation of the Agent or any Lender to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties, shall cease unless such Default is cured to the Agent's satisfaction or Event of Default is waived in writing by the Agent, and the Agent may (at its option) and shall at the direction of the Required Lenders declare that upon the occurrence of an Event of Default: (A) all Obligations shall become immediately due and payable; (B) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause (b) the Agent has given the Borrowers written notice of the Event of Default; provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10, and (C) this Financing Agreement shall immediately terminate upon notice to the Borrowers; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent and/or the Lenders.

         10.3 Immediately upon the occurrence of any Event of Default, the Agent may and at the request of the Required Lenders shall, to the extent permitted by law: (A) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of any Company's personnel, supplies or space at any Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of any Company or the Agent on behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Company or the Agent;
(C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent or any Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Company; (D) foreclose the security interests in the Collateral created herein or by the other Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligations hereunder. Any action taken by the Agent pursuant to this Paragraph shall not affect the commercial reasonableness of the sale. Each Company agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of any Company or elsewhere and to make available to the Agent the premises and facilities of any Company for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days prior written notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and each Company shall remain jointly and severally liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Company hereby jointly and severally indemnifies the Agent and the Lenders and holds the Agent and each Lender harmless from any and all reasonable costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent or such Lender by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by any Company, any Company as debtor-in-possession, any secured or unsecured creditors of any Company, any trustee or receiver in bankruptcy, or otherwise), and each Company hereby agrees to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Agent on the Real Estate shall govern the rights and remedies of the Agent and the Lenders thereto.

SECTION 11. TERMINATION

         Except as otherwise permitted herein, any Lender acting through the Agent may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Borrowers at least sixty
(60) days prior written notice of termination. Notwithstanding the foregoing the Lenders acting through the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with Paragraph 10.2 of Section 10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Borrowers may terminate this Financing Agreement at any time upon sixty (60) days prior written notice to the Agent, provided that the Borrowers pay to the Agent for the benefit of the Lenders immediately on demand the Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent and the Lenders may withhold any balances in the Borrowers' account (unless supplied with an indemnity satisfactory to the Agent and the Lenders) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of the Agent's and the Lender's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. JOINT AND SEVERAL LIABILITY; CROSS-GUARANTY; RIGHT OF SUBROGATION; WAIVER OF SURETYSHIP DEFENSES; SUBORDINATION; APPOINTMENT

         12.1 Notwithstanding anything to the contrary contained herein, the Companies shall be jointly and severally liable to the Lenders for all Obligations hereunder, regardless of whether such Obligations arise as a result of Revolving Loans, Letters of Credit, the Term Loan or credit extensions to one Company, it being stipulated and agreed that Revolving Loans, Letters of Credit, the Term Loan and credit extensions hereunder to one Company inure to the benefit of all Companies, and that the Lenders are relying on the joint and several liability of the Companies in making Revolving Loans and the Term Loan, guaranteeing the Letters of Credit and extending credit hereunder.

         12.2 Each Company hereby guarantees to the Lenders the timely payment in full of all of the Obligations of each Borrower and further guarantees the due performance by the other Companies of their respective duties and covenants made in favor of the Agent and/or the Lenders hereunder. Each Company agrees that neither this cross-corporate guaranty nor the joint and several liability of Companies hereunder nor the liens of the Agent for the benefit of the Lenders in any of the Collateral of any Company shall be unconditional irrespective of
(i) the validity, enforceability, avoidance or subordination of any of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Company or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lenders with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Company and delivered to the Lenders, (iv) the failure by the Agent or the Lenders to take any steps to perfect or maintain the perfected status of its lien or security interest in, or to preserve its or their rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or the Agent's or the Lenders' release of any Collateral or of its or their liens and security interests upon any Collateral, (v) the Agent's on behalf of the Lenders election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any Company, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Company for the payment of any of the Obligations, (ix) any amendment or modification of any of the provisions of this Financing Agreement or waiver of any Default or Event of Default, (x) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (xi) the disallowance of all or any portion of the Agent's or the Lenders claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xii) any other circumstances that might constitute a legal or equitable discharge or defense of any Company. After the occurrence and during the continuance of any Event of Default, the Lenders may proceed directly and at once, without notice to any Company, against any or all of the Companies to collect and recover all or any part of the Obligations, without first proceeding against any other Company or against any Collateral or other security for the payment or performance of any of the Obligations, and each Company waives any provision that might otherwise require the Lenders under applicable law to pursue or exhaust its remedies against any Collateral or Company before pursuing another Company. Each Company consents and agrees that neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of any Company or against or in payment of any or all of the Obligations.

         12.3 No payment or payments made by a Company or received or collected by the Lenders or by the Agent on behalf of the Lenders from a Company or any other person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Company under this Financing Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Obligations until the Obligations are paid in full and this Financing Agreement is terminated in writing.

         12.4 Each Company is unconditionally obligated to repay the Obligations as a joint and several obligor under this Financing Agreement. If, as of any date, the aggregate amount of payments made by Company on account of the Obligations and proceeds of such Company's Collateral that are applied to the Obligations exceeds the aggregate amount of loan proceeds actually used by such Company in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Companies (each such Company being referred to as a "Contributing Company") shall be obligated to make contribution to such Company (the "Paying Company") in an amount equal to (i) the product derived by multiplying the sum of each Accommodation Payment of each Company by the Allocable Percentage of the Company from whom contribution is sought less (ii) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Company (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Company by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Company by way of contribution hereunder); provided, however, that a Paying Company's recovery of contribution hereunder from the other Companies shall be limited to that amount paid by the Paying Company in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Companies. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Companies who are parties to this Financing Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Company is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Company's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Companies proportionately so that the Allocable Percentages of all Companies at all times equals 100%.

         12.5 Each Company hereby subordinates any claims (other than claims evidenced by notes which have been assigned and delivered to the Agent for the benefit of the Lenders or to the Lenders), including, without limitation, any other right of payment, subrogation, contribution and indemnity, that it may have from or against any other Company, and any successor or assign of any other Company, including, without limitation, any trustee, receiver or debtor-in-possession, howsoever arising, due or owing and whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

         12.6 Notwithstanding the provisions of Section 5 above, for so long as no Default or an Event of Default shall exist, each Company may pay to any other Company indebtedness validly owed to such other Company which arises in the ordinary course of such Company's business.

SECTION 13. MISCELLANEOUS

         13.1 Each Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent, any Lender or any Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or any Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         13.2 This Financing Agreement and the other Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and the Agent and the Lenders with respect to the subject matter hereof and thereof; supersede any prior agreements with respect hereto and thereto; and shall bind and benefit each Company and the Agent and their respective successors and assigns. This Financing Agreement can be amended, modified, supplemented or restated only by a writing executed by the Companies, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Paragraph 15.10 of Section 15 of this Financing Agreement).

         13.3 In no event shall any Company, upon demand by the Agent or the Lenders for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, neither the Agent nor any Lender shall ever be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent or any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to such Company. This Paragraph shall control every other provision hereof, the other Loan Documents and of any other agreement made in connection herewith.

         13.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         13.5 EACH COMPANY, THE AGENT AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         13.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any Company with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

         (A) if to the Agent, at:

             The CIT Group/Business Credit, Inc.
             Two Wachovia Center
             301 South Tryon Street, 23rd Floor
             Charlotte, North Carolina  28202
                                             -
             Attn:  Regional Credit Manager
             Fax No.:  704-339-2208

        (B)  if to any Company at:

             TIMCO Aviation Services, Inc.
             623 Radar Road
             Greensboro, North Carolina  27410-6221
             Attn: Robert Campbell
             Fax No.:  336-668-9508

         With a courtesy copy of any material notice to the Companies' counsel at:

             Akerman Senterfitt
             One Southeast Third Avenue
             28th Floor
             Miami, Florida  33131
             Attn: Phillip B. Schwartz, Esq.
             Fax No.:  305-374-5095

         (C) if to any other party becoming a Lender hereunder to the address specified in the Assignment and Transfer Agreement or on the signature page to this Financing Agreement for such Lender or to such other address as any party may designate for itself by like notice; provided, however, that the failure of the Agent or the Lenders to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give any Company any rights, claims or defenses due to the failure of the Agent or any Lender to provide such additional notice.

         13.7 Each Company agrees that (a) it will not setoff all or any portion of the Obligations owing from time to time to CIT against any accounts or accounts receivable for products sold or leased or services rendered by such Company which may be owing at any time and from time to time to such Company by CIT or any of its Affiliates, including, without limitation, The CIT Group/Aviation Services, Inc. and C. I. T. Leasing Corporation ("Affiliate Accounts"), and (b) it will not withhold payment in respect of any of the Obligations on account of any such Affiliate Accounts; provided, however, each Company to which an Affiliate Account is owed may offset against such Affiliate Account any claim arising out of the specific transaction giving rise to such Affiliate Account.

          13.8 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

SECTION 14.  AGREEMENT BETWEEN THE LENDERS

         14.1 (a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 14 the Agent is using the funds of the Agent.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to any Borrower that such Lender will not make its Pro Rata Share of such loan to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's Pro Rata Share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Borrowers without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its Pro Rata Share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Borrowers the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its Pro Rata Share thereof.

         14.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their Pro Rata Share of all outstanding Obligations.

         14.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Borrowers.

         14.4 The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (a) their Pro Rata Shares of all fees, provided, however, that the Lenders (other than CIT in its role as the Agent) shall (i) not share in the Collateral Management Fee, the Documentation Fees, the audit fees or the Ex-Im Bank application and facility fees or any fees payable to an Issuing Bank for the issuance of a Letter of Credit, and (ii) receive their shares of the Loan Facility Fee in accordance with their respective agreements with the Agent; (b) their Pro Rata Shares of interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Borrowers' interest; (c) their Pro Rata Shares of all principal repaid on the Term Loan; and (d) their Pro Rata Shares of interest on the Term Loan computed at the rate and as provided for in Section 8 of this Financing Agreement.

         14.5 (a) The Companies acknowledge that the Lenders may sell participation in the loans and extensions of credit made and to be made to the Borrowers hereunder. The Borrowers further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Paragraph 15.10 of Section 15 of this Agreement.

         (b) The Companies authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their affiliates prior to entering into this Agreement.

         14.6 The Companies hereby agree that each Lender is solely responsible for its Pro Rata Share of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its Pro Rata Share of the Line of Credit. Further, should any Lender refuse to make available its Pro Rata Share of the Line of Credit, then any other Lender may, but without obligation to do so, increase, unilaterally, its Pro Rata Share of the Line of Credit in which event the Companies are so obligated to that other Lender.

         14.7 In the event that the Agent, the Lenders or any of them is sued or threatened with suit by the Companies or any of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any of them, shall be shared in their Pro Rata Shares by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement and the other Loan Documents shall be shared in their Pro Rata Shares between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this Paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

         14.8 Each of the Lenders agrees with each other Lender that any money or assets of the Companies held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (a) the occurrence of an Event of Default and
(b) the election by the Required Lenders to accelerate the Obligations. In addition, the Companies authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

         14.9 CIT shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of

Credit, Term Loan, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CIT as the case may be hereunder and (b) CIT shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent.

         14.10 If Hilco gives CIT an Exercise Notice (as defined in the Hilco Intercreditor Agreement) under the Hilco Intercreditor Agreement and CIT elects to sell to Hilco its rights under the Loan Documents and the Obligations owing to CIT hereunder and thereunder, each other Lender agrees to sell its rights under the Loan Documents and the Obligations owing to such other Lender hereunder and thereunder, at the same time and on the same terms and conditions as the sale by CIT to Hilco, including the purchase price as set forth in
Section 9.4 of the Hilco Intercreditor Agreement that excludes the Early Termination Fee that may otherwise be due and owing.

SECTION 15. AGENCY

         15.1 Each Lender hereby irrevocably designates and appoints CIT as the Agent for the Lenders under this Financing Agreement and any other Loan Documents and irrevocably authorizes CIT as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all other Loan Documents together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby (a) acknowledges and agrees that CIT, individually and as the Agent for the Lenders, has entered into the Hilco Intercreditor Agreement, and
(b) grants its consent thereto and specifically authorizes and directs CIT to enter into the Hilco Intercreditor Agreement on behalf of each of the Lenders. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Financing Agreement and the other Loan Documents or otherwise exist against the Agent.

         15.2 The Agent may execute any of its duties under this Financing Agreement and all other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

         15.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all other Loan Documents (except for its or such person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Companies or any officer thereof contained in this Financing Agreement and all other Loan

Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all other Loan Documents or for any failure of the Companies to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all other Loan Documents or to inspect the properties, books or records of the Companies.

         15.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all other Loan Documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all other Loan Documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         15.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         15.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

         15.7 The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement or any other Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Paragraph shall survive the payment of the obligations.

         15.8 The Agent may make loans to, and generally engage in any kind of business with any of the Companies as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

         15.9 The Agent may resign as the Agent upon thirty (30) days notice to the Lenders and the Companies and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "the Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent. The Lenders and/or the Agent shall use reasonable efforts to inform Companies of the identity of the successor Agent and to obtain the agreement of TIMCO to the appointment of such successor Agent; however, the Lenders' or the Agent's failure to inform or obtain such agreement from the Companies shall not restrict or limit the rights, powers and duties of such successor Agent.

         15.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not:

         (a) without the prior written consent of all Lenders: (i) amend the Financing Agreement to (1) increase the Line of Credit, (2) reduce the interest rates, (3) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (4) extend the maturity of the Obligations; or (5) alter or amend
(x) this Paragraph 15.10 or (y) the definitions of Eligible Domestic Accounts Receivable, Eligible Foreign Accounts Receivable, Eligible Inventory, Domestic Borrowing Base, Foreign Borrowing Base, Inventory Loan Cap, Collateral or Required Lenders; (ii) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders; or (iii) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Companies would exceed one hundred and ten percent (110%) of the Borrowing Base on such date, which aggregate Revolving Loans and Letters of Credit shall in no event be greater than the Revolving Line of Credit; and

         (b) without the prior written consent of the Required Lenders: (i) agree to the terms and provisions of any subordination of any Subordinated Debt permitted to be incurred pursuant to this Financing Agreement; (ii) waive or consent to the departure from the provisions of Section 7, Paragraphs 7.9 and
7.1 of Section 7 of this Financing Agreement; (iii) agree to the cure of any Default or Event of Default arising from the violation or purported violation of Paragraph 10.1(d) of Section 10 of this Financing Agreement; (iii) amend or modify provisions in Subordination Agreements or allow any payments on account of Subordinated Debt; or (iv) waive any Default or Event of Default.

         Except as set forth in Paragraph 13.2 of Section 13 and this Paragraph, in all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, (i) the making of a Overadvances if and for so long as (1) such Overadvance does not continue for a period of more than ten (10) consecutive days, (2) the amount of the Revolving Loans outstanding at any time does not exceed the Revolving Line of Credit at such time, and (3) the Overadvance is not known by Agent at the time in question to exceed $1,000,000, and if Agent discovers the existence of an Overadvance not previously known by it to exist, then such Overadvance may not be increased by more than $1,000,000 above the amount determined by Agent to exist on the date of discovery thereof and for a period not to exceed five (5) Business Days or (ii) the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders. In the event such an Overadvance is made by Agent, Lenders shall continue to make Revolving Loans up to their Commitment Percentages and will forbear from requiring Borrowers to pay such Overadvance on demand if no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known). In no event shall any Company be deemed to be a beneficiary of this Paragraph 15.10 or authorized to enforce any of the provisions of this Paragraph 15.10.

         15.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

         15.12 Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent ninety (90) days prior written notice thereof. Within thirty (30) days after receipt of any such termination notice, the Agent shall, at its option, either (a) give notice of termination to the Borrowers hereunder or (b) purchase such Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.


                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered under seal in Greensboro, North Carolina, by their proper and duly authorized officers on this 5th day of April, 2004.

                                      AIRCRAFT INTERIOR DESIGN, INC.


                                       By: /s/
                                          ---------------------------------

                                       Title:
                                             ------------------------------


                                      BRICE MANUFACTURING COMPANY, INC.


                                      By: /s/
                                          --------------------------------

                                      Title:
                                             -----------------------------

                                      TIMCO AVIATION SERVICES, INC.


                                      By: /s/
                                          --------------------------------

                                      Title:
                                            ------------------------------



                                      TIMCO ENGINE CENTER, INC.


                                      By: /s/
                                          --------------------------------

                                      Title:
                                            ------------------------------



                                      TIMCO ENGINEERED SYSTEMS, INC.


                                      By: /s/
                                          ---------------------------------

                                      Title:
                                            -------------------------------

                                      TRIAD INTERNATIONAL MAINTENANCE
                                                CORPORATION


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------

                                      AVIATION SALES DISTRIBUTION
                                               SERVICES COMPANY


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      AVIATION SALES LEASING COMPANY


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      AVIATION SALES PROPERTY
                                               MANAGEMENT  CORP.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      AVS/CAI, INC.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      AVS/M-1, INC.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------

                                      AVS/M-2, INC.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------

                                      AVS/M-3, INC.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      AVSRE, L.P.

                                      By: Aviation Sales Property Management
                                          Corp., its general partner

                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      HYDROSCIENCE, INC.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      TMAS/ASI, INC.


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                      WHITEHALL CORPORATION


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------

                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                          as Agent


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------



                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                          as a Lender


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                       Commitment Percentage 50%

                                       Two Wachovia Center
                                       301 South Tryon Street, 23rd Floor
                                       Charlotte, North Carolina  28202
                                       Attn:  Regional Credit Manager
                                       Fax No.:  704-339-2208


                                       WELLS FARGO FOOTHILL, LLC
                                            as a Lender


                                      By: /s/
                                          ---------------------------------
                                      Title:
                                             --------------------------------


                                       Commitment Percentage 50%

                                       Wells Fargo Foothill, LLC
                                       Syndicated Finance 2450
                                       Colorado Avenue, Suite 3000
                                       West Santa Monica, CA 90404
                                       Attention: Sanat S. Amladi, V.P.
                                       Fax No.: 310-453-7446